================================================================================


                                LOAN AGREEMENT


                          dated as of August 7, 1996



                                     among



                        OMNIPOINT COMMUNICATIONS INC.,
                                   Borrower,
                                   --------



                                ERICSSON INC.,
                           as Administrative Agent,
                           -----------------------

                                      and


                           THE LENDERS NAMED HEREIN

                               TABLE OF CONTENTS




                                   ARTICLE I

                    DEFINITIONS AND RULES OF INTERPRETATION

                                                                        Page
                                                                        ----
  1.01.  Definitions.................................................    1
  1.02.  Rules of Interpretation.....................................   22
  1.03.  Accounting Terms............................................   23

                                   ARTICLE II

                                   THE LOANS

  2.01.  Commitment to Lend..........................................   24
  2.02.  Making the Advances.........................................   26
  2.03.  Fees .......................................................   28
  2.04.  Interest ...................................................   29
  2.05.  Interest Rate Determination.................................   30
  2.06.  Optional Conversion of Advances.............................   31
  2.07.  Payments and Computations...................................   32
  2.08.  Sharing of Payments, Etc....................................   33
  2.09.  Use of Proceeds.............................................   34
  2.10.  The Notes...................................................   34
  2.11.  First LIBOR Method and Second LIBOR Method..................   34

                                  ARTICLE III

                     REPAYMENT AND PREPAYMENT OF THE LOANS

  3.01.  Term/Amortization...........................................   34
  3.02.  Mandatory Prepayments of Loans..............................   36
  3.03.  Optional Prepayments of Loans...............................   38
  3.04.  Certain Matters relating to Repayments and Prepayments......   38

                                   ARTICLE IV

         ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND INDEMNITIES

                                                                        Page
                                                                        ----
  4.01.  Illegality..................................................   39
  4.02.  Additional Costs and Capital Adequacy.......................   40
  4.03.  Taxes ......................................................   41
  4.04.  Survival....................................................   43

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

  5.01.  Corporate Authority.........................................   43
  5.02.  Governmental Approvals......................................   44
  5.03.  Title to Properties.........................................   44
  5.04.  Financial Statements........................................   44
  5.05.  No Material Adverse Effect, Etc. ...........................   45
  5.06.  Franchises, Patents, Copyrights, Etc. ......................   45
  5.07.  License, Etc. ..............................................   45
  5.08.  Litigation..................................................   45
  5.09.  No Materially Adverse Contracts, Etc. ......................   45
  5.10.  Compliance with Other Instruments, Laws, Etc. ..............   45
  5.11.  Tax Status..................................................   46
  5.12.  No Default..................................................   46
  5.13.  Holding Company and Investment Company Acts.................   46
  5.14.  Absence of Financing Statements, Etc........................   46
  5.15.  FCC Matters.................................................   46
  5.16.  Tariffs ....................................................   47
  5.17.  Disclosure..................................................   47
  5.18.  Burdensome Obligations......................................   47
  5.19.  Solvency....................................................   47
  5.20.  Security Interests..........................................   47
  5.21.  Certain Transactions........................................   47
  5.22.  Business Plans..............................................   48
  5.23.  Employee Benefit Plans......................................   48
  5.24.  Regulations U and X.........................................   49
  5.25.  Environmental Compliance....................................   49
  5.26.  Subsidiaries, Etc...........................................   50
  5.27.  Material Contracts..........................................   50


                                   ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER

                                                                        Page
                                                                        ----
  6.01.  Maintenance of Office.......................................   50
  6.02.  Records and Accounts........................................   51
  6.03.  Corporate Existence; Maintenance of Licenses................   51
  6.04.  Maintenance of Properties...................................   51
  6.05.  Insurance...................................................   52
  6.06.  Taxes.......................................................   52
  6.07.  Inspection of Properties and Books..........................   53
  6.08.  Compliance with Laws, Contracts, License, and Permits.......   53
  6.09.  Further Assurances..........................................   54
  6.10.  Equity and Subordinated Debt................................   54
  6.11.  Authorization from Landlord/Mortgagee, Etc. ................   54
  6.12.  Attornment and Recognition Agreements.......................   54
  6.13.  Expense Allocation Agreement................................   55
  6.14.  Reporting Requirements; Notices.............................   55
  6.15.  Financial Covenants of the Borrower.........................   60
  6.16.  Certified Copies of Insurance Policies......................   62
  6.17.  Mortgage Liens..............................................   62

                                  ARTICLE VII

                   CERTAIN NEGATIVE COVENANTS OF THE BORROWER

  7.01.  Restrictions on Indebtedness................................   63
  7.02.  Restrictions on Liens.......................................   65
  7.03.  No Contingent Obligations...................................   67
  7.04.  Restrictions on Investments.................................   67
  7.05.  Distributions...............................................   68
  7.06.  Merger, Consolidation, Disposition of Assets, Etc. .........   71
  7.07.  Sale and Leaseback..........................................   72
  7.08.  Compliance with Environmental Laws..........................   72
  7.09.  Employee Benefit Plans......................................   72
  7.10.  Key Management Personnel Compensation.......................   73
  7.11.  Transactions with Affiliates................................   73
  7.12.  Change in Nature of Business................................   74
  7.13.  Charter Amendments..........................................   74
  7.14.  Accounting Changes..........................................   74
  7.15.  Prepayments, Etc., of Indebtedness..........................   74
  7.16.  Amendment, Etc., of Material Contracts......................   75
  7.17.  Negative Pledge.............................................   75
  7.18.  Partnerships ...............................................   75
  7.19.  Default Under the Supply Agreement..........................   76

                                  ARTICLE VIII

                       CONDITIONS TO THE INITIAL ADVANCE

                                                                        Page
                                                                        ----
  8.01.  Loan Documents..............................................   76
  8.02.  Proceedings and Documents...................................   76
  8.03.  Validity of Liens...........................................   76
  8.04.  Search Reports and Related Documents........................   76
  8.05.  Certificates of Insurance...................................   77
  8.06.  Solvency Certificate........................................   77
  8.07.  Opinion of Counsel to the Borrower..........................   77
  8.08.  Opinion of Counsel to Parent................................   77
  8.09.  Opinion of FCC Counsel......................................   77
  8.10.  Opinion of Counsel to Lenders and Administrative Agent......   78
  8.11.  Payment of Fees.............................................   78
  8.12.  Approvals, Permits..........................................   78
  8.13.  Delivery of Operating Business Plans........................   78
  8.14.  Delivery of Pledged Shares..................................   78
  8.15.  Material Agreements.........................................   78
  8.16.  Litigation..................................................   79
  8.17.  Insurance Certificates......................................   79
  8.18.  Other Documents.............................................   79

                                   ARTICLE IX

                       ADDITIONAL CONDITIONS TO ADVANCES

  9.01.  Conditions to All Advances..................................   79

                                                                        Page
                                                                        ----
                                   ARTICLE X

                     EVENTS OF DEFAULT; ACCELERATION; ETC.

  10.01.  Events of Default and Acceleration.........................   80

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

  11.01.  Authorization and Action...................................   85
  11.02.  Administrative Agent's Reliance, Etc. .....................   85
  11.03.  Ericsson and Affiliates....................................   86
  11.04.  Lender Credit Decision.....................................   86
  11.05.  Indemnification............................................   86
  11.06.  Successor Administrative Agents............................   87

                                  ARTICLE XII

                                 MISCELLANEOUS

  12.01.  Amendments, Etc. ..........................................   88
  12.02.  Notices, Etc. .............................................   89
  12.03.  No Waiver; Remedies........................................   90
  12.04.  Costs, Expenses............................................   90
  12.05.  Right of Set-off...........................................   92
  12.06.  Binding Effect.............................................   92
  12.07.  Assignments and Participations.............................   92
  12.08.  Governing Law..............................................   96
  12.09.  Execution in Counterparts..................................   96
  12.10.  Confidentiality............................................   96
  12.11.  Consent to Jurisdiction....................................   97
  12.12.  Matters Relating to the Collateral Agent...................   97
  12.13.  Amendments, etc. to Intercreditor Agreement................   98
  12.14.  Waiver of Jury Trial.......................................   98

Exhibits
--------

Exhibit A -         Form of Note
Exhibit B -         Form of Draw Request
Exhibit C -         Form of Assignment and Acceptance
Exhibit D -         Form of Borrower Security Agreement
Exhibit E -         Form of Parent Pledge Agreement
Exhibit F -         Form of Subordination Agreement
Exhibit G -         Form of Compliance Certificate
Exhibit H -         Form of Parent Guaranty
Exhibit I -         Form of Real Estate Mortgage Option

Schedules
---------

Schedule 5.21 -     Transactions with Officers, Directors and Employees
Schedule 5.25 -     Environmental Matters
Schedule 5.27 -     Material Contracts
Schedule 6.15(a) -  Revenue
Schedule 6.15(d) -  EBITDA
Schedule 7.04 -     Investments
Schedule 7.10 -     Compensation

                                 LOAN AGREEMENT
                                 --------------

     This Agreement is made as of the 7th day of August, 1996, by and among (a) OMNIPOINT COMMUNICATIONS INC. (the "Borrower"), a Delaware corporation, (b) the
                                    --------
lenders listed on the signature pages hereof and (c) ERICSSON INC., a Delaware corporation, as administrative agent for the Lenders (together with any successor thereto appointed pursuant to (S)11.06, the "Administrative Agent").
                                                       --------------------


                                   ARTICLE I

                    DEFINITIONS AND RULES OF INTERPRETATION
                    ---------------------------------------

     Section 1.01.  Definitions.
                    -----------

     The following terms shall have the meanings set forth in this (S)1.01 or elsewhere in the provisions of this Agreement referred to below:

     Adjusted EBITDA.  For any period, the sum of
     ---------------

          (a)  EBITDA for such period, and

          (b)  Contributed Capital received by the Borrower during such period.

     Administrative Agent.  See the preamble hereto.
     --------------------

     Administrative Agent's Office.  The Administrative Agent's office set forth
     -----------------------------
in (S)12.02 and, upon the appointment of a successor Administrative Agent pursuant to (S)11.06, such address as shall be provided by such successor Administrative Agent, or in either case such office as the Administrative Agent from time to time may designate.

     Advances.  See (S)2.01.
     --------

     Affiliate.  As to any Person, any other Person which, directly or
     ---------
indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect, (a) to vote 50% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person or (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

     Applicable Lending Office.  With respect to any Lender, for Base Rate
     -------------------------
Loans, the office of such Lender specified as its domestic lending office and, for LIBOR Rate Loans, the office of such Lender specified as its LIBOR lending office, in either case on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent.

     Applicable Margin.  For
     -----------------

          (a) Tranche A Advances that are Base Rate Advances, *,

          (b) Tranche A Advances that are LIBOR Rate Advances, *,

          (c) Tranche B Advances or Tranche C Advances that are Base Rate Advances, * and

          (d) Tranche B Advances or Tranche C Advances that are LIBOR Rate Advances, *.

     Approved Annual Operating Business Plan.  With respect to the Borrower's
     ---------------------------------------
fiscal year ending December 31, 1996, the annual operating business plan delivered pursuant to (S)8.13(a) and, with respect to each subsequent fiscal year of the Borrower, the annual business operating plan delivered by the Borrower pursuant to (S)6.14(a) with respect to such fiscal year, but only if the Required Lenders shall have approved such plan for such fiscal year.

     Approved Full Term Operating Business Plan.  Unless and until the Borrower
     ------------------------------------------
in its discretion shall have delivered to the Lenders a revised full-term operating plan that the Required Lenders shall have approved, the full-term operating plan delivered by the Borrower pursuant to (S)8.13(b), and thereafter the most recent full-term operating plan delivered by the Borrower that the Required Lenders shall have approved.

     Assignment and Acceptance.  An Assignment and Acceptance substantially in
     -------------------------
the form of Exhibit C.
            ---------

     Base Rate.  A fluctuating interest rate per annum in effect from time to
     ---------
time, which rate per annum shall at any date of determination be to equal to the higher of:

          (a)  (i)  the rate of interest quoted as the *        under the
          heading "Money Rates" in The Wall Street Journal on such date (or, if
                                   -----------------------
          The Wall Street Journal is not published on such date, on the most
          -----------------------
          recent preceding date on which The Wall Street Journal was published),
                                         -----------------------
          or

-------------
* Confidential information has been omitted and filed separately with the Commission.

               (ii) if such *    cannot be determined, the rate of
          interest announced publicly by Morgan Guaranty Trust Company of New York as its base rate on such date, or

          (b) *       per annum above the Federal Funds Rate on such
     date.

     Base Rate Loans.  Loans bearing interest calculated by reference to the
     ---------------
Base Rate.

     Borrower.  See the preamble hereto.
     --------

     Borrower Security Agreement.  The Amended and Restated Borrower Security
     ---------------------------
Agreement among the Borrower, the Collateral Agent, the Administrative Agent and the Nortel Administrative Agent, substantially in the form of Exhibit D, as
                                                              ---------
amended from time to time in compliance with the Loan Documents.

     Borrower's Obligations.  All indebtedness, obligations and liabilities of
     ----------------------
the Borrower to the Administrative Agent, the Collateral Agent or any Lender, arising or incurred under this Agreement or any of the other Loan Documents or otherwise in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, or whether arising by contract, operation of law or otherwise.

     Business Day.  Any day other than a Saturday, a Sunday or a day on which
     ------------
commercial banks located in New York City are authorized or required by law or other governmental action to close.

     Capital Expenditures.  Amounts paid or Indebtedness incurred by the
     --------------------
Borrower in connection with the purchase or lease by the Borrower of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capitalized Leases.  Leases under which the Borrower is the lessee or
     ------------------
obligor, the discounted future rental-payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Maintenance Agreement.  The Cash Maintenance Agreement dated as of
     --------------------------
August 7, 1996 between the Administrative Agent and Grand Parent, as amended from time to time.

     CERCLA.  The Comprehensive Environmental Response, Compensation and
     ------
Liability Act, as amended, 42 USCA (S)9601 et seq.

-------------
* Confidential information has been omitted and filed separately with the Commission.

     Closing Date.  The meaning specified in the introductory clause of Article
     ------------
VIII.

     Collateral.  All of the property, rights and interests of the Borrower and
     ----------
Parent that are or are intended to be subject to the security interests created by the Borrower Security Agreement and Parent Pledge Agreement.

     Collateral Agent.  Mellon Bank, N.A. or any successor thereto appointed
     ----------------
pursuant to (S)6.1 of the Intercreditor Agreement.

     Collateral Documents.  The Borrower Security Agreement and the Parent
     --------------------
Pledge Agreement.

     Commitment.  With respect to any Lender, either of its Tranche A Advance
     ----------
Commitment or its Tranche B and C Advance Commitment.

     Communications Act.  The Communications Act of 1934, as amended, and the
     ------------------
rules and regulations issued thereunder, as from time to time in effect.

     Confidential Information.  Information that the Borrower furnishes to the
     ------------------------
Administrative Agent or any Lender in a writing designated as confidential, but Confidential Information does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower.

     Contingent Obligation.  As to any Person, any obligation of such Person
     ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary
                   -------------------                             -------
obligor") in any manner, whether directly or indirectly, including, without
-------
limitation, any obligation of such Person, whether or not contingent,

          (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor;

          (b) to advance or supply funds

                (i) for the purchase or payment of any such primary obligation, or

               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor;

          (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

          (d) otherwise to assure, protect from loss, or hold harmless the beneficiary or holder of such primary obligation against loss in respect thereof;

provided that the term Contingent Obligation shall not include the indorsement
--------
of instruments for deposit or collection in the ordinary course of business.
The term Contingent Obligation shall also include the liability of a general partner in respect of the recourse liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     Contributed Capital.  For any period,
     -------------------

           (i) proceeds from the sale of the Borrower's equity securities received by the Borrower during such period, plus

          (ii) Subordinated Debt incurred by the Borrower during such period, together with accrued and unpaid interest thereon.

     Convert, Conversion and Converted.  A conversion of Advances of one Type
     -------  ----------     ---------
into Advances of the other Type pursuant to (S)2.05 or 2.06.

     Cumulative Cash Flow Shortfall.  With respect to any date of determination,
     ------------------------------
the cumulative amount of EBTDA for the period beginning on January 1, 1996 and ending on the last day of the Borrower's fiscal quarter most recently ended prior to such date of determination, minus (without duplication) the following:

          (a) to the extent deducted in calculating Net Income for such period, taxes actually paid during such period,

          (b) Capital Expenditures, net of proceeds of any financing for all or any portion of such Capital Expenditures, made during such period and

          (c) the aggregate amount of payments and prepayments of principal in respect of Indebtedness of the Borrower during such period net of any refunding or refinancing thereof from Persons other than an Affiliate of the Borrower.

     Debt Service.  For any period, the aggregate scheduled amount of interest
     ------------
required to be paid and principal required to be repaid by the Borrower during such period on all Indebtedness of the Borrower outstanding during all or any part of such period (excluding (a) the amount of any prepayment pursuant to (S)3.02(a) or (b) or (S)3.2.B or C of the Nortel Loan Agreement required to be made during such period and (b) interest capitalized under loans where such loans provide for the funding of interest costs), whether such interest and principal were or are required to be reflected as an item of expense or capitalized, including payments in respect of Capitalized Leases and including scheduled payments of commitment fees, agency fees, facility fees, origination fees, balance-deficiency fees and similar fees or expenses in connection with Indebtedness.

     Default.  Any Event of Default and any event or condition that, with the
     -------
giving of notice, the lapse of time, or both, would become an Event of Default.

     Distribution.  Any of the following:
     ------------

          (a) the declaration or payment of any cash dividend, dividend in kind or cash equity distributions on or in respect of any shares of any class of capital Stock of the Borrower, other than dividends payable solely in shares of common Stock of the Borrower;

          (b) the purchase, redemption, or other retirement of any shares of any class of capital Stock of the Borrower;

          (c) the return of capital by the Borrower to its shareholders as such;

          (d) any other distribution on or in respect of any shares of any class of capital Stock of the Borrower; or

          (e) any payment of principal, premium or interest, or any other amount, in respect of Subordinated Debt of the Borrower.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     ------------

     Draw Request.  See (S)2.02.
     ------------

     EBITDA.  For any period,
     ------

          (a) Net Income of the Borrower for such period, plus

          (b) to the extent deducted in determining Net Income, the sum of each of the following for such period:

                 (i)  depreciation, amortization and other non-cash charges;

                (ii)  income-tax expense; and

               (iii)  Total Interest Expense.

     EBTDA.  For any period,
     -----

          (a) Net Income of the Borrower for such period, plus

          (b) to the extent deducted in determining Net Income, the sum of each of the following for such period:

                 (i)  depreciation, amortization and other non-cash charges;

                (ii)  income-tax expense; and

               (iii) interest not being paid as an express feature of the related debt instrument.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by any of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  Any federal, state or local law, statute, rule or
     ------------------
regulation or common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to

          (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste;

          (b) air, water or noise pollution;

          (c) groundwater and soil contamination;

          (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;

          (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

          (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;

          (g) health and safety of employees and other persons; and

          (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, by-products or breakdown products or solid or hazardous waste, including (i) CERCLA; (ii) RCRA; (iii) the Toxic Substance Control Act, as amended, 15 USCA (S)2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA (S)1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA
(S)7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA (S)1801 et seq.; (vii) the Superfund Amendments and Reauthorization Act of 1986 and (viii) all rules, regulations judgments decrees injunctions and restrictions thereunder and any analogous state law. As used above, the terms "release," "threatened release," "hazardous substance" and "environment" shall have the meaning set forth in CERCLA, and the terms "solid waste" and "dispose" (or "disposal") shall have the meaning set forth in the RCRA.

     Environmental Permits.  See (S)5.25(d).
     ---------------------

     Ericsson.  See the preamble hereto.
     --------

     ERISA.  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and the rules and regulations issued thereunder as from time to time in effect.

     ERISA Affiliate.  Any Person that is treated as a single employer with the
     ---------------
Borrower under (S)414 of the IRC.

     ERISA Event.  With respect to the Borrower or any ERISA Affiliate,
     -----------

          (a)  a Reportable Event,

          (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
     (S)4001(a)(2) of ERISA,

          (c) the filing of a notice of intent to terminate a Plan under a distress termination of the Plan under (S)4041(c) of ERISA, or the treatment of a Plan amendment as a termination under (S)4041 of ERISA,

          (d) the institution of proceedings to terminate a Plan by the PBGC under (S)4042 of ERISA or

          (e) the occurrence of any other event or condition which might reasonably be expected to constitute grounds under (S)4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability (other than PBGC premiums due but not delinquent under (S)4007 of ERISA) in excess of $250,000 under Title IV of ERISA.

     Event of Default.  Any of the events specified in (S)10.01.
     ----------------

     Excess Cash Flow.  With respect to any date of determination,
     ----------------

          (a) EBTDA for the most recent complete fiscal year of the Borrower preceding such date (the "Prior Fiscal Year"), plus
                               -----------------

          (b) to the extent deducted in calculating Net Income for the Prior Fiscal Year, the aggregate amount of interest payments made by the Borrower in respect of Subordinated Debt owing to Parent or Grand Parent, minus

          (c) the following, without duplication,

               (i) to the extent added to Net Income in order to determine EBTDA for the Prior Fiscal Year, income tax expense reflecting amounts actually paid during the Prior Fiscal Year;

               (ii) Capital Expenditures, net of proceeds of any new financing for all or any portion of such Capital Expenditures, made during the Prior Fiscal Year;

               (iii) the aggregate amount of scheduled principal payments in respect of Indebtedness outstanding under any Permitted Loan Agreement, permitted under (S)7.1(e) or (g), or payable to the FCC with respect to the License for the New York MTA during the Prior Fiscal Year, and during the fiscal year of the Borrower in which such date of determination falls;

               (iv) the aggregate principal amount of mandatory prepayments made during the Prior Fiscal Year under this Agreement and the Nortel Loan Agreement and on Indebtedness of the Borrower owed to any other lender that is a party to the Intercreditor Agreement (other than mandatory prepayments under (S)3.02(b), (S)3.2.C of the Nortel Loan Agreement and, to the extent, if any, permitted under the Intercreditor Agreement, mandatory prepayments of loans under other Permitted Loan Agreements, the proceeds of which may be used for purposes substantially similar to the purposes described in the definition of Tranche B Expenses or those permitted for Tranche B Loans (as defined in the Nortel Loan Agreement as in effect on the date hereof), out of Excess Cash Flow; and

               (v) the difference between (A) the Working Capital of the last day of the Prior Fiscal Year and (B) the Working Capital as of the day before the first day of the Prior Fiscal Year; provided that in
                                                         --------
          calculating Working Capital there shall be excluded from current assets (1) all receivables outstanding more than 60 days past invoice date and (2) all inventories that otherwise would be included as current assets under such balance sheet and there shall be excluded from current liabilities the current portion of long-term debt.

     Expense Allocation Agreement.  The Expense Allocation Agreement among the
     ----------------------------
Borrower, Parent and Grand Parent dated as of July 21, 1995, as amended from time to time as permitted hereunder.

     FCC. The Federal Communications Commission or any Governmental Body
     ---
succeeding to the functions thereof.

     Federal Funds Rate.  The fluctuating interest rate per annum equal for each
     ------------------
day during such period to the weighted average of the rates on overnight federal-funds transactions with members of the Federal Reserve System arranged by federal-funds brokers, as published for such day (or, if such day is not a Business Day, for the next-preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal-funds brokers of recognized standing selected by it.

     First LIBOR Method.  The terms and provisions of this Agreement relating to
     ------------------
LIBOR Rate Advances specified as being applicable when the First LIBOR Method is applicable under (S)2.11.

     GAAP.  See (S)1.03.
     ----

     Governmental Body.  Any nation or government, any state or other political
     -----------------
subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     Grand Parent.  Omnipoint Corporation, a Delaware corporation.
     ------------

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA that is maintained or contributed to by any of the Borrower or any ERISA Affiliate or that was so maintained or contributed to and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Indebtedness.  As to any Person, at a particular time, all items that
     ------------
constitute, without duplication,

          (a) obligations of such Person in respect of borrowed money or for the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business);

          (b) obligations of such Person evidenced by notes, bonds, debentures or similar instruments;

          (c) obligations of such Person with respect to any conditional-sale or title-retention agreement;

          (d) obligations of such Person arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts;

          (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business);

          (f) obligations of such Person under Capitalized Leases;

          (g) amounts owed by such Person to the FCC on the FCC License for the New York PCS Network;

          (h) all Contingent Obligations of such Person; and

          (i) interest that is accreted or otherwise accrued and unpaid on Subordinated Debt.

     Intellectual Property.  All copyrights, trademarks, service marks, patents,
     ---------------------
trade names and service names, Licenses and the like.

     Intercreditor Agreement.  The Intercreditor Agreement dated as of the date
     -----------------------
hereof among the Collateral Agent, Ericsson, Nortel and the other administrative agents and lenders parties thereto.

     Interest Period.  While the First LIBOR Method is applicable and Loans are
     ---------------
accruing interest at the LIBOR Rate, the period commencing on the date on which interest on the Loans shall accrue at the LIBOR Rate as provided herein and ending on the last day of such period, determined as provided below, and thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below, or, if earlier, on the last day on which the Loans shall accrue interest at the LIBOR Rate. While the Second LIBOR Method is applicable, for each LIBOR Rate Advance comprising part of the same Loan, the period commencing on the date of such LIBOR Rate Advance or the date of the Conversion of any Base Rate Advance into such LIBOR Rate Advance and ending on the last day of such period, determined as provided below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided below. The duration of each such Interest Period shall be three months; provided that:
                                                             --------

          (a) whenever the last day of any Interest Period would otherwise occur on a day other than a LIBOR Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding LIBOR Business Day; provided that, if such extension would cause the last day of such
          --------
     Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding LIBOR Business Day, and

          (b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the third-following calendar month, such Interest Period shall end on the last LIBOR Business Day of such third-following calendar month.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Contingent Obligations), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

          (a) the amount on any date of determination of any Investment represented by a Contingent Obligation shall be taken at not less than the principal amount of the obligations as to which such Contingent Obligation exists and that are still outstanding on such date of determination;

          (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

          (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

          (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and

          (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     IRC.  The Internal Revenue Code of 1986, as amended from time to time, and
     ---
the rules and regulations issued thereunder as from time to time in effect.

     Lender.  Ericsson, unless and until it shall have assigned to other Persons
     ------
all of its rights and obligations as a Lender hereunder, and any other Person that becomes a Lender by reason of an Assignment and Acceptance in accordance with the terms of this Agreement.

     LIBOR Business Day.  Any Business Day on which commercial banks are open
     ------------------
for international business (including dealings in Dollar deposits) in London.

     LIBOR Rate.  For any applicable Interest Period, a simple per annum
     ----------
interest rate (rounded upward, if necessary, to the nearest 1/100th of one percent) equal to

     (a) (i) the rate per annum that appears on Page 3750 of the Dow Jones & Company Telerate, screen or any successor page as the composite offered rate for London interbank deposits, in an amount approximately equal to the amount of the requested Loan for a three-month period, as shown under the heading "USD" as of 11:00 a.m. (London time), two LIBOR Business Days before the first day of such Interest Period, or

          (ii) if the rate specified in clause (i) cannot be determined, the rate per annum equal to the arithmetic mean of the rates shown on the LIBO page of Reuters Money Service at approximately 11:00 a.m. (London time), two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the amount of the requested Loan, divided by

          (b) one, minus the LIBOR Reserve Rate, stated as a decimal.

     LIBOR Rate Advance.  An Advance bearing interest calculated by reference to
     ------------------
the LIBOR Rate.

     LIBOR Reserve Rate.  For any Interest Period for all LIBOR Rate Advances
     ------------------
comprising part of the same Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Advances is determined) having a term equal to such Interest Period.

     License.  Any mobile telephone, cellular telephone, microwave, paging or
     -------
other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any PCS System, granted or issued by the FCC and any other federal Governmental Bodies.

     Lien.  Any mortgage, pledge, hypothecation, assignment, deposit or
     ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing.

     Loan Documents.  This Agreement, the Notes, the Borrower Security
     --------------
Agreement, the Parent Pledge Agreement, the Parent Guaranty, the respective Subordination Agreements to be entered into by Parent and Grand Parent, the Mortgage, the Intercreditor Agreement, the Cash Maintenance Agreement, the Supply Agreement, any mortgage or deed of trust entered into pursuant to (S)6.17 or (S)7.02(e)(ii)(B)(1), any option entered into pursuant to
(S)7.02(e)(ii)(B)(2) and any other agreements or documents contemplated hereby or thereby and all schedules, exhibits and annexes thereto.

     Loans.  Collectively, the Tranche A Loans, the Tranche B Loans and the
     -----
Tranche C Loans.

     Material Adverse Effect.  An effect resulting from any circumstance or
     -----------------------
event of whatever nature (including any adverse determination in any litigation) which does, or could reasonably be expected to, materially and adversely

          (a) impair the validity or enforceability of any of the Loan Documents or the Administrative Agent's, the Collateral Agent's or any Lender's rights or remedies with respect thereto;

          (b) impair the ability of the Borrower to pay the Borrower's Obligations in accordance with their terms;

          (c) cause a Default;

          (d) affect the business, property, prospects, operations, or financial or other condition of the Borrower or Parent; or

          (e) impair or affect the Collateral or Lender's Liens on the Collateral or the priority of such Liens.

     Material Contract:  With respect to any Person, each contract to which such
     -----------------
Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

     Materials of Environmental Concern.  Any chemicals, pollutants or
     ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the RCRA), toxic materials, oil or petroleum and petroleum products, by products or breakdown products or any other material subject to regulation under any Environmental Laws.

     Mortgage.  The Purchase Money Commercial Mortgage and Security Agreement
     --------
dated as of November 1, 1995 in favor of the Nortel Administrative Agent, as amended and assigned to the Collateral Agent as of August 7, 1996 and as further amended from time to time in compliance with the Loan Documents.

     MTA.  Any "major trading area" as set forth on the Rand McNally 1992
     ---
Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39 ("BTA/MTA Map") and utilized by the FCC in dividing the 50 states, the District of Columbia and United States territories into 51 MTAs for the purpose of licensing PCS Systems.

     Multiemployer Plan.  A "multiemployer plan" as defined in Sections
     ------------------
4001(a)(3) and 3(37) of ERISA, and to which the Borrower or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     Necessary Authorizations.  All approvals and licenses from, and all filings
     ------------------------
and registrations with, any governmental or other regulatory authority, including the License for the New York MTA and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower to own, construct, maintain and operate PCS Systems.

     Net Cash Proceeds.  With respect to any transaction by any Person, the
     -----------------
aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only

          (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and

          (b) the amount of taxes payable in connection with or as a result of such transaction,

in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

     Net Income.  For any period, net income (or loss) of the Borrower
     ----------
determined in accordance with GAAP for such period.

     New York PCS Network.  The PCS Network in the New York MTA to be
     --------------------
constructed pursuant to the License for such MTA awarded to the Borrower.

     Nortel Administrative Agent.  At any time, the Person then acting as the
     ---------------------------
administrative agent under the Nortel Loan Agreement.

     Nortel Loan Agreement.  The Amended and Restated Loan Agreement dated as of
     ---------------------
August 7, 1996 among the Borrower, Northern Telecom Inc., as administrative agent, and the lenders parties thereto, and as the same may be amended from time to time in compliance with the Loan Documents.

     Notes.  The Notes substantially in the form of Exhibit A issued by the
     -----                                          ---------
Borrower hereunder.

     Orbitel.  Orbitel Mobile Communications, Ltd.
     -------

     Parent.  Omnipoint PCS, Inc., a Delaware corporation.
     ------

     Parent Guaranty.  The limited-recourse guaranty of Parent in favor of the
     ---------------
Administrative Agent and the Lenders, substantially in the form of Exhibit I, as
                                                                   ---------
amended from time to time in compliance with the Loan Documents.

     Parent Pledge Agreement.  The Amended and Restated Pledge Agreement among
     -----------------------
Parent, the Collateral Agent, the Administrative Agent and Nortel Administrative Agent, substantially in the form of Exhibit E, as amended from time to time in
                                    ---------
compliance with the Loan Documents.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
     ----
ERISA, or any Governmental Body succeeding to the functions thereof.

     PCS. The business of providing mobile communications services through the
     ---
use of microcells on microwave broadband frequencies with numerous low-power transmitters, each serving a small area, but excluding cellular telephone services.

     PCS System.  A PCS radio telephone system constructed and operated pursuant
     ----------
to a License therefor.

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)7.02.

     Permitted Loan Agreement.  The meaning specified in the Intercreditor
     ------------------------
Agreement.

     Person.  Any natural person, corporation, firm, joint venture, limited
     ------
liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     Plan.  With respect to the Borrower or any ERISA Affiliate, at any time, an
     ----
employee pension benefit plan as defined in (S)3(2) of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under (S)412 of the IRC and

          (a) is maintained for the employees of the Borrower or any ERISA Affiliate, or

          (b) was so maintained and in respect of which the borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

     Pledged Collateral.  As defined in the Parent Pledge Agreement.
     ------------------

     Pledged Shares.  As defined in the Parent Pledge Agreement.
     --------------

     Property.  All types of real, personal, tangible, intangible or mixed
     --------
property, including the License for the New York MTA.

     Qualified Commitment.  A binding written commitment to contribute equity
     --------------------
capital or loan Subordinated Debt to the Borrower that

          (a)  is from either

               (i) a Person (including Affiliates of the Borrower other than Parent or Grand Parent) that, in the sole judgment of the Required Lenders, has the financial resources and capability of performing the commitment and making such investment, or

               (ii) Parent or Grand Parent, if and to the extent that such Person is holding cash, securities for which there is a readily available market on an established stock exchange (including over-the-counter exchanges) or other permitted investments under (S)7.04(a) through (e), inclusive, equal to or in excess of the amount of such commitment;

          (b) is in a form customarily utilized by institutional venture-capital firms for binding written commitments that have passed all internal credit reviews;

          (c) has been executed by and is binding on such Person and the Borrower; and

          (d) (i) if the Person providing such commitment is Parent or Grand Parent or another Affiliate of the Borrower, as to which all conditions precedent to the making of such investment shall have been satisfied, and

               (ii) in all other cases, is subject only to verification that there has occurred no material adverse change in the financial condition of the Borrower since the date of the credit review on which such commitment was predicated and completion, execution and delivery of definitive loan documentation and customary closing documents required by such investor or lender.

     Rate Hedging Agreements.  (a)  Any and all agreements, devices or
     -----------------------
arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to dollar-denominated or cross-currency interest-rate exchange agreements, forward-currency-exchange agreements, interest-rate-cap or dollar-protection agreements, forward-rate-currency or interest-rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     RCRA.  The Resource Conservation and Recovery Act of 1976, as amended, 42
     ----
USCA (S)6901 et seq.

     Real Estate.  Any parcel of real property or any facility currently (or for
     -----------
purposes of compliance with Environmental Laws, formerly) owned, operated or controlled by the Borrower.

     Register.  See (S)12.07(c).
     --------

     Reportable Event.  The occurrence of any of the events set forth in
     ----------------
(S)4043(c) of ERISA or the regulations thereunder with respect to a Plan.

     Required Lenders.  At any time Lenders owed at least a majority in interest
     ----------------
of the sum of

          (a) the then-outstanding aggregate unpaid principal amount of the Advances owing to the Lenders, and

          (b)   the then-outstanding undrawn Commitments.

     Revenue.  For any period,
     -------

          (a)   the sum, without duplication, of

                (i) gross billings to subscribers, net of taxes and other direct pass-through charges,

                (ii) revenue from the sale of equipment in the ordinary course of business, net of the cost of such equipment,

                (iii) so-called "roamer revenue", net of direct pass-through charges, and

                (iv) other revenue of the Borrower (in the case of resales net of associated direct costs),

     in each case as determined in accordance with GAAP, minus

          (b) all revenue arising from payments by Affiliates (except where the Affiliate is acting as a reseller of goods or services for the Borrower),

in each case as determined with respect to such period.

     Royalty Agreement.  The Acquisition Supply and License Agreement for
     -----------------
Omnipoint Personal Communications System (PCS) Infrastructure Products dated as of April 16, 1996 between Ericsson and Omnipoint Corporation, as amended from time to time.

     Second LIBOR Method.  The terms and provisions of this Agreement relating
     -------------------
to LIBOR Rate Advances specified as being applicable when the Second LIBOR Method is applicable under (S)2.11.

     Solvent.  With respect to any Person on a particular date, the condition
     -------
that on such date,

          (a) the present fair salable value of the assets of such Person is greater than the total amount that will be required to pay the probable liabilities of such Person as and when they become due, including Contingent Obligations, of such Person;

          (b) such Person is paying, and believes that it will be able to pay in the future, its debts generally as and when they become due; and

          (c) such Person is not engaged in business or a transaction, or is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

With respect to the determination referred to in clause (a) above, the fair salable value of the License for the New York MTA during the initial three-year period in which transfers are restricted by the FCC, the effect of such a transfer restriction shall be ignored.

     Stock.  With respect to any Person, any and all shares of capital stock of
     -----
such Person and interests, participations, warrants or other equivalents (however designated) therein or with respect thereto.

     Subordinated Debt.  Indebtedness of the Borrower as to which the holder
     -----------------
thereof has executed a Subordination Agreement.

     Subordination Agreement.  The Subordination Agreement in substantially the
     -----------------------
form of Exhibit F.
        ---------

     Subsidiary.  As to any Person, any corporation, association, partnership,
     ----------
joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly, either

          (a) in respect of a corporation, owns or controls more than 50% of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or

          (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     Supply Agreement.  The Acquisition Agreement for Ericsson CMS 40 Personal
     ----------------
Communications Systems (PCS) Infrastructure Equipment dated as of April 16, 1996 between Ericsson and the Borrower, as amended from time to time.

     Total Interest Expense.  For any period, the aggregate amount of interest
     ----------------------
required to be accrued by the Borrower during such period on all Indebtedness of the Borrower outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including arrangement fees, commitment fees, agency fees, facility fees, origination fees, balance-deficiency fees and similar fees or expenses in connection with the borrowing of money, all as determined in accordance with GAAP; provided that (a) any origination fee
                                    --------
paid from the proceeds of a financing shall be treated as being amortized evenly over the term of such financing for purposes of determining Total Interest Expense for any period and (b) notwithstanding clause (a) above, fees payable to Ericsson pursuant to (S)2.03 under all circumstances shall be treated as accrued on the date when payable.

     Tranche A Advance Commitment.  See (S)2.01(a).
     ----------------------------

     Tranche A Advances.  See (S)2.01(a).
     ------------------

     Tranche A Advance Maturity Date.  The earlier of
     -------------------------------

          (a)  *, and

          (b) the date of the acceleration of the Advances pursuant to (S)10.01.

     Tranche A Expenses.  With respect to any date of determination, amounts due
     ------------------
and payable or previously paid by the Borrower on or before such date of determination for or in respect of:

          (a) the purchase of equipment and services (other than IS661 base station controllers) from Ericsson under the Supply Agreement (whether manufactured or provided by Ericsson or purchased by Ericsson from other sources and resold to the Borrower under the Supply Agreement) for use by the Borrower in the build-out of the New York MTA;

          (b) the purchase from the Grand Parent or one of its Subsidiaries of IS661 base transceiver stations that are manufactured by the Grand Parent or one of its Subsidiaries, or the purchase from Ericsson under the Supply Agreement of IS661 base station controllers manufactured by Ericsson, for use by the Borrower in the build-out of the New York MTA; and

          (c) interest accruing on Advances through *.

     Tranche A Loans.  A loan consisting of simultaneous Tranche A Advances of
     ---------------
the same Type made by the Lenders.

     Tranche B and C Advance Commitment.  See (S)2.01(b).
     ----------------------------------

---------------
* Confidential information has been omitted and filed separately with the Commission

     Tranche B Advances.  See (S)2.01(b).
     ------------------

     Tranche B Advance Maturity Date.  The earlier of
     -------------------------------

          (a) *, and

          (b) the date of the acceleration of the Advances pursuant to (S)10.01.

     Tranche B Expenses.  With respect to any date of determination, amounts due
     ------------------
and payable or previously paid by the Borrower on or before such date of determination for or in respect of:

          (a) costs incurred by the Borrower in connection with construction, engineering, design and site acquisition for the New York PCS Network;

          (b) the actual costs incurred by the Borrower of physically relocating existing microwave installations which are incompatible with the New York PCS Network; and

          (c) amounts payable to vendors of equipment to build the New York PCS Network from Persons other than Ericsson.

     Tranche B Loans.  A loan consisting of simultaneous Tranche B Advances of
     ---------------
the same Type made by the Lenders.

     Tranche C Advances.  See (S)2.01(c).
     ------------------

     Tranche C Advance Maturity Date.  The earlier of
     -------------------------------

          (a) *, and

          (b) the date of the acceleration of the Advances pursuant to (S)10.01.

     Tranche C Expenses.  With respect to any date of determination, amounts due
     ------------------
and payable or paid by the Borrower on or before such date of determination for the purchase from Ericsson or Orbitel of PCS handsets and accessories manufactured or supplied by Ericsson or Orbitel or their respective Affiliates for sale in connection with the Borrower's business.

     Tranche C Loans.  A loan consisting of simultaneous Tranche C Advances of
     ---------------
the same Type made by the Lenders.
---------------------
* Confidential information has been omitted and filed separately with the Commission.

     Type.  As to any Loan, its nature as a Base Rate Loan, or a LIBOR Rate
     ----
Loan.

     Voting Stock.  Capital Stock or similar interests, of any class or classes
     ------------
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Working Capital.  With respect to any date of determination, the difference
     ---------------
between the Borrower's "current assets" and "current liabilities" as of such date of determination in accordance with GAAP.

     Working Capital Loan Agreement.  The meaning specified in the Intercreditor
     ------------------------------
Agreement.

     Section 1.02.  Rules of Interpretation.  (a)  A reference to any document
                    -----------------------
or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

     (h) Reference to a particular "(S)" or Exhibit refers to that section or that exhibit to this Agreement, unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 1.03.  Accounting Terms.  Except as otherwise expressly provided
                    ----------------
herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent shall be prepared in accordance with the following ("GAAP"):
            ----

          (a) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect at December 31, 1995, and

          (b) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended at the date referred to in clause (a) above, provided that, if such Board after the date hereof shall promulgate or adopt
--------
principles that are materially different from those in effect at December 31, 1995, the Borrower and the Lenders will endeavor in good faith to amend this Agreement in order to amend (i) the definition of GAAP to include such different principles, and (ii) the other provisions of this Agreement so as to reflect in substance the same limitations and restrictions as in effect prior to such amendment to the definition of GAAP. Prior to the effective date, if any, of any such amendment, GAAP shall, however, continue to include only the principles specified in clause (a) of the preceding sentence.


                                  ARTICLE II

                                   THE LOANS
                                   ---------

          Section 2.01.  Commitment to Lend.  Each Lender severally agrees, on
                         ------------------
the terms and conditions hereinafter set forth, to make

          (a) until the earlier of (i) the date on which the purchase price for the last equipment delivered under the Supply Agreement is payable (but not later than the day before the last repayment date for Tranche A Advances under (S)3.01(a)) and (ii) the termination of the Commitments pursuant to
     (S)10.01, advances ("Tranche A Advances") up to an aggregate principal
                          ------------------
     amount for all Tranche A Advances (whether or not repaid or prepaid, except as otherwise provided in (S)3.04(c)) set forth opposite such Lender's name on the signature pages hereof under the heading Tranche A Advance

     Commitment or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to (S)12.07(c) (such Lender's "Tranche A
                                                                  ---------
     Advance Commitment");
     ------------------

          (b) until the date on which the Lenders shall no longer be required to make Tranche A Advances, advances ("Tranche B Advances") up to an aggregate
                                         ------------------
     principal amount for all Tranche B Advances and Tranche C Advances (whether or not repaid or prepaid, except as otherwise provided in (S)3.04(c)) set forth opposite such Lender's name on the signature pages hereof under the heading Tranche B and Tranche C Advance Commitment or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to (S)12.07(c) (such Lender's "Tranche B and C Advance Commitment"); and
                     ----------------------------------

          (c) until the earlier of June 30, 1998 and (ii) the termination of the Commitments pursuant to (S)10.01, advances ("Tranche C Advances" and,
                                                  ------------------
     together with the Tranche A Advances and the Tranche B Advances, the

     "Advances") up to an aggregate principal amount for all Tranche C Advances
     ---------
     and Tranche B Advances (whether or not repaid or prepaid, except as otherwise provided in (S)3.04(c)) equal to such Lender's Tranche B and C Advance Commitment.

In no event shall any Lender make

          (i) any Advance if, on the date of such Advance and after giving effect thereto, the aggregate principal amount of all Advances would exceed

               (A) *     , prior to the date on which the Lender shall have
          delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower has at least * activated PCS handsets on which telephone calls are billable to Persons other than the Borrower and its Affiliates, and

               (B) *     , plus the aggregate purchase price of equipment
          delivered to the Borrower or its Affiliates under the Royalty Agreement, thereafter;

          (ii) any Tranche A Advance if, on the date of such Tranche A Advance and after giving effect thereto, the aggregate principal amount of all Tranche A Advances would exceed the lesser of:


-------------
* Confidential information has been omitted and filed separately with the Commission.

               (A) *   , plus the aggregate purchase price of equipment
          delivered to the Borrower or its Affiliates in lieu of cash payments under the Royalty Agreement prior to such date, and

               (B) the sum of

                    (1) the lesser of (I) *       and (II) the aggregate
               amount of all Tranche A Expenses incurred by the Borrower on or before such date with respect to equipment described in clause
               (b) of the definition thereof, and

                    (2) the aggregate amount of all other Tranche A Expenses
               incurred by the Borrower on or before such date, minus, after June 30, 1998, Tranche A Expenses with respect to accrued interest described in clause (c) of the definition thereof;

          (iii) any Tranche B Advance if, on the date of such Tranche B Advance and after giving effect thereto, the aggregate principal amount of all Tranche B Advances then outstanding would exceed the lesser of:

               (A) *    , and

               (B) the aggregate amount of all Tranche B Expenses incurred by the Borrower on or before such date; or

          (iv) any Tranche C Advance if, on the date of such Tranche C Advance and after giving effect thereto, the aggregate principal amount of all Tranche C Advances, the proceeds of which shall have been used for such purpose, shall exceed the lesser of:

               (A) *    , multiplied by the number of handsets manufactured by
          Ericsson or Orbitel theretofore purchased by the Borrower and to be purchased by the Borrower with the proceeds of such Tranche C Advance, or

               (B) *** of the aggregate purchase price for all such handsets theretofore paid by the Borrower and to be paid by the Borrower with the proceeds of such Tranche C Advance.

Each Tranche A Loan shall consist of Tranche A Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche A Advance Commitments and shall be in an aggregate principal amount of $2,500,000 or in an integral multiple of $100,000 in excess thereof (or, if less, the aggregate remaining unused amounts of


-------------
* Confidential information has been omitted and filed separately with the Commission.

all Lenders' Tranche A Advance Commitments) if the proceeds of such Tranche A Loan are used to pay any Person other than Ericsson. Each Tranche B Loan shall consist of Tranche B Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche B and C Advance Commitments and shall be in an aggregate principal amount of $1,000,000 or in an integral multiple of $100,000 in excess thereof (or, if less, the aggregate remaining unused amounts of all Lenders' Tranche B and C Advance Commitments) if the proceeds of such Tranche B Loan are used to pay any Person other than Ericsson. Each Tranche C Loan shall consist of Tranche C Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche B and C Advance Commitments and shall be in an aggregate principal amount of $1,000,000 or in an integral multiple of $100,000 (or, if less, the aggregate remaining unused amounts of all Lenders' Tranche B and C Advance Commitments) in excess thereof if the proceeds of such Tranche C Loan are used to pay any Person other than Ericsson or Orbitel.

     Section 2.02.  Making the Advances.  (a)  Each Loan shall be made on
                    -------------------
notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Loan in the case of a Loan consisting of LIBOR Rate Advances (or, while the First LIBOR Method is applicable, such shorter period to which the Administrative Agent may consent), or the first Business Day prior to the date of the proposed Loan in the case of a Loan consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Loan (a "Draw Request") shall be by telecopier or
                                       ------------
telex, confirmed immediately in writing, substantially in the form of Exhibit B,
                                                                      ---------
specifying therein

           (i) the requested date of such Loan (which shall be a Business Day);

          (ii) the requested Type of Advances comprising such Loan; provided that

               (A) while the First LIBOR Method is applicable, the Borrower may not request Advances of one Type while there are Advances of the other Type outstanding, and

               (B) while the Second LIBOR Method is applicable, the Borrower may not request that Advances be LIBOR Rate Advances if, after giving effect to such Advances, there would be more than three different Interest Periods then in effect;

         (iii) whether such Loan is a Tranche A Loan, a Tranche B Loan or a Tranche C Loan;

           (iv) in the case of a Tranche A Loan, whether the proceeds thereof are to be used to pay interest that is due and owing hereunder or for other permitted purposes and, if for other permitted purposes, the aggregate principal amount of such Tranche A Loan that is to be used for such other permitted purposes;

            (v) a reasonably detailed description of the use of the proceeds of such Loan;

           (vi) the requested aggregate principal amount of such Loan (except in the case of a Tranche A Loan the proceeds of which are to be used to pay interest that is due and owing hereunder); and

          (vii) the account to which the proceeds of such Loan shall be paid, which shall be to an account specified by Ericsson in the case of any Loan the proceeds of which are to be used to pay Tranche A Expenses, Tranche B Expenses or Tranche C Expenses then owing by the Borrower to Ericsson or Orbitel.

Each Draw Request shall be accompanied by the certification of Grand Parent pursuant to the Cash Maintenance Agreement, if then required to be delivered by Grand Parent to the Borrower for delivery to the Administrative Agent, and such additional documents as may be required by Article IX. The Borrower shall submit no more than

          (x) one Draw Request for a Tranche A Loan for any purpose other than the payment of interest that is due and owing hereunder,

          (y) one Draw Request for a Tranche B Loan and

          (z) one Draw Request for a Tranche C Loan

in any calendar month. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Loan, make available for the account of its Applicable Lending Office to the Administrative Agent at the following account: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, *, * (or to such other account as the Administrative Agent from time to time may specify), in same-day funds, such Lender's ratable portion of such Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Articles VIII and IX, the Administrative Agent will wire transfer same-day funds in the aggregate principal amount of such Loan to such account as the Borrower shall have specified in its Draw Request. If the Administrative Agent shall receive such funds and if such applicable conditions shall be fulfilled prior to 11:00 A.M. (Central Time) on the date of any

------------
* Confidential information has been omitted and filed separately with the Commission.

proposed Loan, the Administrative Agent shall commence the wire transfer (or direct its bank to commence the wire transfer) of such funds to such account by 1:00 P.M. (Central Time).

     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select LIBOR Rate Advances for any Loan if the aggregate amount of such Loan is less than $5,000,000 or if the obligation of the Lenders to make LIBOR Rate Advances shall then be suspended pursuant to (S)2.05 or 4.01 and (ii) there shall be no more than three Interest Periods for LIBOR Rate Advances at any one time in effect.

     (c) Each Draw Request shall be irrevocable and binding on the Borrower. In the case of any Loan that the related Draw Request specifies is to be comprised of LIBOR Rate Advances and while the Second LIBOR Method is applicable, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Draw Request for such Loan the applicable conditions set forth in Article VIII and IX, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Loan when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Loan, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Loan in accordance with subsection (a) of this (S)2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally will repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Loan and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Loan for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Loan.

     Section 2.03.  Fees.  (a)  The Borrower will to pay to the Administrative
                    ----
Agent for the account of each Lender a cash origination fee on the aggregate
principal amount of each Advance made by such Lender hereunder equal  *   of
the principal amount of such Advance. Such fee, with respect to each Advance made on or before * shall be payable on * and, with respect to each Advance made after *, shall be payable on the date of such Advance.

     (b) The Borrower shall pay to the Administrative Agent, if it is other than Ericsson, such reasonable and customary fees as the Administrative Agent from time to time may request.

     Section 2.04.  Interest.  (a)  The Borrower shall pay interest on the
                    --------
unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears quarterly on the last day of each June, September, December and March during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) During such periods as such Advance is a LIBOR Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance (or, if the First LIBOR Method is applicable, during each Interest Period while such Advance is outstanding as a LIBOR Rate Advance) to the sum of (A) the LIBOR Rate for such Interest Period for such Advance, plus
     (B) the Applicable Margin in effect from time to time and applicable to such Advance, payable in arrears on the last day of such Interest Period and on the date such LIBOR Rate Advance shall be Converted or paid in full.

     (b) Upon the occurrence and during the continuance of an Event of Default under (S)10.01(a), the Borrower shall pay interest on

          (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii)
     above, at a rate per annum equal at all times to   *  per annum above the
     rate per annum then required to be paid on such Advance pursuant to clause
     (a)(i) or (a)(ii) above, and

          (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on


-------------
* Confidential information has been omitted and filed separately with the Commission.

     demand, at a rate per annum equal at all times to * per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause
     (a)(i) above.

     Section 2.05.  Interest Rate Determination.  (a)  If, with respect to any
                    ---------------------------
LIBOR Rate Advances, the Required Lenders notify the Administrative Agent that the LIBOR Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each LIBOR Rate Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) (A) while the First LIBOR Method is applicable, the obligation of the Lenders to make or to Convert Advances into, LIBOR Rate Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

                (B) while the Second LIBOR Method is applicable, the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended immediately,

     until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (b) On the date on which the aggregate unpaid principal amount of all LIBOR Rate Advances shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (c) Upon the occurrence and during the continuance of any Event of Default under (S)10.01(a),

          (i) each LIBOR Rate Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance and

          (ii) (A) while the First LIBOR Method is applicable, the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

               (B) while the Second LIBOR Method is applicable, the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended immediately.



-------------
* Confidential information has been omitted and filed separately with the Commission.

     (d) If the Administrative Agent cannot determine the LIBOR Rate for any LIBOR Rate Advances,

            (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Rate Advances,

           (ii) each such Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance, and

          (iii) (A) while the First LIBOR Method is applicable, the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended as of the last day of the then-existing Interest Period therefor, and

                (B) while the Second LIBOR Method is applicable, the obligation of the Lenders to make, or to Convert Advances into, LIBOR Rate Advances shall be suspended immediately,

     until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     Section 2.06.  Optional Conversion of Advances.  The Borrower may on any
                    -------------------------------
Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of (S)(S)2.07 and 2.09, Convert all Advances of one Type comprising the same Loan into Advances of the other Type; provided that,
            --------

          (a) while the Second LIBOR Method is applicable,

                (i) any Conversion of LIBOR Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Rate Advances, and

               (ii) the Borrower may not Convert Base Rate Advances into LIBOR Rate Advances if, after giving effect thereto there would be more than three Interest Periods in effect or if the Advances to be Converted would be less than the minimum amount specified in (S)2.02(b), and

          (b) while the First LIBOR Method is applicable, the Borrower may not convert any Advances of one Type into Advances of the other Type unless it converts all Advances of one Type into Advances of the other Type.

Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, and (b) the Advances to be Converted. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     Section 2.07.  Payments and Computations.  (a)  The Borrower shall make
                    -------------------------
each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or arrangement fees and other amounts ratably (other than amounts payable pursuant to (S)4.02, 4.03 or 12.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon the Administrative Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to (S)12.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next-succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided that, if such extension would cause payment of interest on or
        --------
principal of LIBOR Rate Advances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due and owing to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (e) To the extent permitted by law, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim. Without limitation of the preceding sentence, to the extent permitted by law the Borrower's obligation to pay all amounts due under the Loans shall not be affected by any circumstance whatsoever, including:

           (i) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have against Ericsson for any reason whatsoever arising under or pursuant to the Supply Agreement or the Royalty Agreement or otherwise relating to the purchase of goods, other property or services from or by Ericsson;

          (ii) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by Ericsson;

         (iii) any actual or alleged default by Ericsson or any other Person under the Supply Agreement or the Royalty Agreement; or

          (iv) any other fact or circumstance relating to the Supply Agreement or the Royalty Agreement.

No payment hereunder shall affect any rights of the Borrower under any other agreement with Ericsson.

     Section 2.08.  Sharing of Payments, Etc.  If any Lender shall obtain any
                    ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to (S)4.02, 4.03 or 12.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any
                                                    --------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share

(according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this (S)2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.09.  Use of Proceeds.  The proceeds of the Advances shall be
                    ---------------
available (and the Borrower shall use such proceeds) for general corporate purposes.

     Section 2.10.  The Notes.  The Borrower irrevocably authorizes each Lender
                    ---------
to make or cause to be made an appropriate notation on the Schedule attached to such Lender's Note of the making of Loans or (as the case may be) the receipt of payments. The amount of the Loans set forth on such Schedule shall be prima-
                                                                       -----
facie evidence of the principal amount thereof owing and unpaid to such Lender,
-----
but the failure to record, or any error in so recording, any such amount on such Schedule shall not limit or otherwise affect the Borrower's Obligations hereunder or under the Notes to make payments of principal of or interest on the Notes when due.

     Section 2.11.  First LIBOR Method and Second LIBOR Method.  If there is a
                    ------------------------------------------
Lender in addition to or other than Ericsson (and that is unaffiliated with Ericsson) and the Administrative Agent at the direction of the Required Lenders shall have notified the Borrower that the Second LIBOR Method shall be applicable, the Second LIBOR Method shall become applicable as of (a) if any LIBOR Rate Advances are then outstanding, the last day of the then-existing Interest Period therefor and (b) otherwise the date of such notice immediately. After becoming applicable, the Second LIBOR Method shall remain applicable at all times thereafter. The First LIBOR Method shall be applicable at all times until the Second LIBOR Method becomes applicable.


                                  ARTICLE III

                     REPAYMENT AND PREPAYMENT OF THE LOANS
                     -------------------------------------

     Section 3.01.  Term/Amortization.  (a)  On the last day of each calendar
                    -----------------
quarter specified below (or, if such day is not a Business Day, on the next-preceding Business Day), the Borrower will repay

          (i) a ratable aggregate principal amount of Tranche A Advances forming part of the same Tranche A Loans equal to the percentage specified in the table below opposite such calendar quarter of the greatest aggregate principal amount of Tranche A Advances outstanding on any date prior to the date of such repayment, and

          (ii) a ratable aggregate principal amount of Tranche B Advances forming part of the same Tranche B Loans equal to the percentage specified below opposite such calendar quarter of the greatest aggregate principal amount of Tranche B Advances outstanding on any date prior to the date of such repayment.

=========================================================
Calendar Quarter                              Percentage
---------------------------------------------------------
From and including the first calendar               *
quarter in 2000 to and including the last
calendar quarter in 2001
---------------------------------------------------------
From and including the first calendar               *
quarter in 2002 to and including the last
calendar quarter in 2002
---------------------------------------------------------
From and including the first calendar               *
quarter in 2003 to and including the last
calendar quarter in 2004
==========================================================

On each repayment date specified in the next-preceding sentence, the Borrower also will repay:

          (A) a ratable aggregate principal amount of Tranche A Advances forming part of the same Tranche A Loans equal to the difference, if any, between

               (1) the aggregate principal amount of all Tranche A Advances that would theretofore have been repaid pursuant to the next-preceding sentence if all Tranche A Advances made after March 31, 2000 had been prior to April 1, 2000, and

               (2) the aggregate principal amount of all Tranche A Advances actually repaid pursuant to the next-preceding sentence, and

          (B) a ratable aggregate principal amount of the Tranche B Advances forming part of the same Tranche B Loans equal to the difference, if any, between

               (1) the aggregate principal amount of all Tranche B Advances that would theretofore have been repaid pursuant to the next-preceding sentence if all Tranche B Advances made on or after March 31, 2000 had been made prior to April 1, 2000, and



------------
* Confidential information has been omitted and filed separately with the Commission.

               (2) the aggregate principal amount of all Tranche B Advances actually repaid pursuant to the next-preceding sentence.

On the Tranche A Advance Maturity Date, the Borrower will repay the aggregate then-outstanding principal amount of all Tranche A Advances and, on the Tranche B Advance Maturity Date, the Borrower will repay the aggregate then-outstanding principal amount of all Tranche B Advances.

     (b) On the Tranche C Advance Maturity Date, the Borrower will repay the aggregate then-outstanding principal amount of all Tranche C Advances.

     Section 3.02.  Mandatory Prepayments of Loans.  (a)  No later than three
                    ------------------------------
Business Days after its receipt of any Net Cash Proceeds referred to in clause
(i) below, the Borrower will prepay the Advances in an aggregate principal amount equal to

           (i) the Net Cash Proceeds from the direct or indirect sale of any assets of the Borrower (other than the Borrower's inventory and other goods sold in the ordinary course of the Borrower's business) that is otherwise permitted under this Agreement, during any calendar year, to the extent such aggregate Net Cash Proceeds received during such calendar year shall
     exceed   *, multiplied by

          (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Advances outstanding at the time of such sale, and (B) the denominator of which is such aggregate principal amount, plus the aggregate principal amount of all Indebtedness outstanding at the time of such sale under the Nortel Loan Agreement and all other Permitted Loan Agreements the loans under which are required to be prepaid with such Net Cash Proceeds.

Any prepayment pursuant to this subsection (a) shall be applied, first, to the prepayment of a ratable aggregate principal amount of Tranche C Advances forming part of the same Tranche C Loans, second, to the prepayment of a ratable aggregate principal amount of Tranche B Advances forming part of the same Tranche B Loans, and, third, to the repayment of a ratable aggregate principal amount of Tranche A Advances forming part of the same Tranche A Loans. No prepayment of any Tranche A Advances or Tranche B Advances shall reduce the principal amount of such Advances required to be repaid on any date pursuant to
(S)3.01(a), to the extent that such Advances are outstanding on such date. No prior prepayment of Tranche A Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to this subsection (a).



------------
* Confidential information has been omitted and filed separately with the Commission.

     (b) On or before the 120th day of each fiscal year commencing in the fiscal year beginning on *, and each year for so long as any Tranche B Loans shall remain outstanding, the Borrower will prepay the Tranche B Advances in an aggregate principal amount equal to

           (i) * of Excess Cash Flow in respect of the Borrower's immediately preceding fiscal year, multiplied by

          (ii) a fraction,

               (A) the numerator of which is the aggregate principal amount of the Tranche B Advances then outstanding, and

               (B)  the denominator of which is

                    (1) such aggregate principal amount, plus

                    (2) the aggregate principal amount of the Tranche B Loans
               (as defined in the Nortel Loan Agreement) then outstanding under the Nortel Loan Agreement, plus

                    (3) the aggregate principal amount of all loans under each other Permitted Loan Agreement the proceeds of which may be used for purposes substantially the same as those described in the definition of Tranche B Expenses or those permitted for Tranche B Loans (as defined in the Nortel Loan Agreement as in effect on the date hereof) and that are required to be prepaid out of Excess Cash Flow, if such other Permitted Loan Agreement provides for mandatory prepayments from such Excess Cash Flow and the Intercreditor Agreement permits such prepayment.

Any such prepayment shall be applied to the prepayment of a ratable aggregate principal amount of Tranche B Advances forming part of the same Tranche B Loan then outstanding, and shall not reduce the principal amount of the Tranche B Advances required to be repaid on any date pursuant to (S)3.01(a), to the extent that such Advances are outstanding on such date. No prior prepayment of Tranche B Advances shall reduce the principal amount of the Tranche B Advances required to be prepaid pursuant to this subsection (b).

     (c) On   *, the Borrower will prepay an aggregate principal
amount of the Tranche A Advances equal to the aggregate amount of interest accrued on the Loans through March 31, 1998. Any such prepayment shall be applied to the prepayment of a



------------
* Confidential information has been omitted and filed separately with the Commission.

ratable aggregate principal amount of Tranche A Advances forming part of the same Tranche A Loans as the Borrower shall specify, and shall be applied to the ratable reduction of the amounts by which the Tranche A Advances are required to be repaid pursuant to (S)3.01(a).

     (d) On or before the third Business Day after the termination of the Supply Agreement by Ericsson as a result of a default thereunder by the Borrower, the Borrower will prepay the entire aggregate principal amount of the Advances then outstanding.

     (e) On each December 31 and June 30 (or, if such day is not a Business Day,
on the next-preceding Business Day), beginning on   *, if the aggregate
principal amount of all Tranche B Advances outstanding on such date shall exceed the lesser of:

           (i) one half of the aggregate principal amount of Tranche A Advances that may be outstanding as of such date under (S)2.01(ii) (except that, for purposes of determining such amount, the aggregate purchase price of equipment referred to in clause (a) or (b) of the definition of Tranche A Expenses for which the Borrower has entered into binding, non-cancelable orders to deliver such equipment to the Borrower within six months of such date shall be deemed to be included in Tranche A Expenses (to the extent that they would not otherwise be included therein)), or

          (ii) the lesser of

               (A) *, multiplied by the number of handsets manufactured by Ericsson or Orbitel theretofore purchased by the Borrower, or

               (B) * of the aggregate purchase price theretofore paid for all such handsets by the Borrower,

the Borrower will prepay an aggregate principal amount of the Tranche B Advances equal to such excess. Any such prepayment shall be applied to the prepayment of a ratable aggregate principal amount of Tranche B Advances forming part of the same Tranche B Loans as the Borrower shall specify, and shall be applied to the ratable reduction of the amounts by which the Tranche B Advances are required to be repaid pursuant to (S)3.01(a). No prior prepayment of Tranche B Advances shall reduce the principal amount of the Tranche B Advances required to be prepaid pursuant to this subsection (e).

     Section 3.03.  Optional Prepayments of Loans.  The Borrower may, upon at
                    -----------------------------
least three-Business-Days' notice to the Administrative Agent stating the proposed prepayment date, aggregate principal amount of the Advances to be prepaid and whether the Advances to be prepaid are Tranche A Advances, Tranche B Advances or Tranche C Advances, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances of


-------------
* Confidential information has been omitted and filed separately with the Commission.

the tranche specified then outstanding in whole or ratably in part. Any such prepayment of less than the entire aggregate principal amount of the Advances then outstanding shall be applied to the prepayment of a ratable aggregate principal amount of Advances of the tranche specified by the Borrower forming part of the same Loans of such kind. Any prepayment of Tranche A Advances or Tranche B Advances pursuant to this Section 3.03 shall be applied to the reduction of the amounts by which such Advances are required to be repaid pursuant to (S)3.01(a) on the repayment dates next occurring after the date of such prepayment.

     Section 3.04.  Certain Matters relating to Repayments and Prepayments.  (a)
                    ------------------------------------------------------
On the date on which Advances of a specified tranche are to be repaid or prepaid, and if less than all Loans of such tranche are to be repaid or prepaid, if the Second LIBOR Method is applicable and if both Base Rate Loans and LIBOR Rate Loans are outstanding with respect to such tranche, the Borrower will specify whether the Loan to be repaid or prepaid shall be a Base Rate Loan or a LIBOR Rate Loan and, if a LIBOR Rate Loan is to be repaid or prepaid and more than one LIBOR Rate Loan is outstanding, which such Loan shall be prepaid.

     (b) All prepayments and repayments pursuant to this Article III shall be accompanied by such additional amounts as are sufficient to pay accrued and unpaid interest on the principal amount of the Advances then being prepaid or repaid.

     (c) Advances that are prepaid or repaid may not be reborrowed and any such prepayment or repayment shall reduce ratably the amount of the Commitments relating to the Advances then being repaid or prepaid, except that

           (i) the prepayment of Tranche A Advances pursuant to (S)3.02(c) shall not reduce the amount of Tranche A Advance Commitment and, after such repayment, the Borrower may, subject to (S)2.01, borrow as Tranche A Advances amounts equal to the principal amount of the Tranche A Advances prepaid pursuant to such Section, and

          (ii) the repayment of Tranche C Advances pursuant to (S)3.01(b) shall not reduce the amount of Tranche B and C Advance Commitment and, after such repayment, the Borrower may, subject to (S)2.01, borrow as Tranche B Advances amounts equal to the principal amount of the Tranche C Advances repaid pursuant to such Section.

                                   ARTICLE IV

         ILLEGALITY, INCREASED COSTS, CAPITAL ADEQUACY AND INDEMNITIES
         -------------------------------------------------------------

     Section 4.01.  Illegality.  Notwithstanding any other provisions herein, if
                    ----------
any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon

          (a) the Commitments of such Lender to make LIBOR Rate Loans shall forthwith be suspended until such notifying Lender shall have notified the Administrative Agent and the Borrower that the circumstance giving rise to such determination no longer exists (and if such notifying Lender shall determine that such circumstance no longer exists it shall so notify the Administrative Agent and the Borrower promptly after determining the same), and

          (b) the aggregate principal amount of such Lender's LIBOR Rate Loans, if any, shall be Converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by applicable law.

Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for any suspension or Conversions described in the preceding sentence and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.02.  Additional Costs and Capital Adequacy.  (a)  If any present
                    -------------------------------------
or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court having jurisdiction with respect thereto or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall

          (i) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special-deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

          (ii) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Lender's Commitments, or any class of loans, or commitments of which any of the Loans or such Lender's Commitments form a part, and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Advances or such Lender's Commitment (taking into account such Lender's then-existing policies with respect to maintaining capital), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, for such increased costs.

     (b) If any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction, that in any case becomes effective after the date hereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's commitment with respect to any Advances, the Borrower will pay to such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

     (c) Each demand by a Lender pursuant to this (S)4.02 shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and the computation of such amount, including any method by which such cost was allocated to the Borrower. In determining the amount of any compensation, such Lender may use any reasonable averaging or attribution methods set forth in such demand, and any such methods so used shall be binding on the Borrower. The amount specified in any such demand shall be conclusive evidence of the amount owing, absent manifest error. Such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of, any compensation under this (S)4.02 and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. By making any payment under this (S)4.02, the Borrower is not waiving its right to contest that the amounts set forth in the certificates are based on manifest error.

     Section 4.03.  Taxes.   (a)  Any and all payments by the Borrower hereunder
                    -----
or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").  If the Borrower shall be required by law to deduct any
                -----
Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,

          (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this (S)4.03) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

          (ii)  the Borrower shall make such deductions, and

          (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                    -----------

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this (S)4.03) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
(S)12.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) below, the terms "United States"
                                                    -------------
and "United States person" shall have the meanings specified in (S)7701 of the
     --------------------
Internal Revenue Code.

     (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in (S)4.03(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in (S)4.03(e) (other than if such
                                                            ----- ----
failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under (S)4.03(a) with respect to Taxes imposed by the United States; provided that should a Lender become subject to
                              --------
Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's expense to assist such Lender to recover such Taxes.

     (g) If the Borrower is required to pay any amounts to or for the account of any Lender pursuant to this (S)4.03, such Lender will designate a different Applicable Lending Office if such designation will avoid the need for or reduce the amount of any such payment and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 4.04.  Survival.   Without prejudice to the survival of any other
                    --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Article IV shall survive the payment in full of principal and interest hereunder and under the Notes.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     Section 5.01.  Corporate Authority.  (a)  The Borrower
                    -------------------

          (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation,

          (ii) has all requisite corporate power to own its Property and conduct its business as now conducted and as presently contemplated, and

          (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby

          (i)   are within the corporate authority of the Borrower,

          (ii) have been duly authorized by all necessary corporate proceedings,

          (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or its Property, and

          (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or its Property.

     (c) The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.02.  Governmental Approvals.  The execution, delivery and
                    ----------------------
performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and for any subsequent informational filing with the Securities and Exchange Commission.

     Section 5.03.  Title to Properties.  The Borrower owns all of the assets
                    -------------------
reflected in the balance sheet of the Borrower as at December 31, 1995 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales-agreements, title-retention agreements, liens or other encumbrances except Permitted Liens.

     Section 5.04.  Financial Statements. There has been furnished the
                    --------------------
Administrative Agent the audited balance sheet of the Borrower, as at December 31, 1995, and the audited statement of income and cash flow statement of the Borrower for the fiscal year then ended, and such balance sheet and statement of income and cash flow have been certified by the Borrower's independent certified public accountants and accompanied by an unqualified opinion of such accountants. Such balance sheet and statement of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no Contingent Obligations of the Borrower as of such date involving material amounts, known to the officers of the Borrower, that were not disclosed in such balance sheet and the notes related thereto.

     Section 5.05.  No Material Adverse Effect, Etc.  Since December 31, 1995,
                    -------------------------------
there has occurred no Material Adverse Effect and, except as permitted hereunder, the Borrower has not made any Distribution.

     Section 5.06.  Franchises, Patents, Copyrights, Etc.  Except for the
                    ------------------------------------
License for the New York MTA, there are no franchises, patents, copyrights, trademarks, trade names, or other Intellectual Property, individually or in the aggregate, that are material for the conduct of the Borrower's business as now conducted or as presently contemplated to be conducted.

     Section 5.07.  License, Etc.  The Borrower has secured
                    ------------

          (a) with respect to the construction, installation and development of facilities for the New York PCS Network, the License for the New York MTA and all material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the minimum build-out requirements under the License for the New York MTA, and

          (b) with respect to the operation of those portions of the New York PCS Network the development of which has theretofore been completed, the License and all material Necessary Authorizations sufficient to operate such completed portions.

Neither the License for the New York MTA nor any material Necessary Authorization needed to comply with the foregoing provisions of this (S)5.07 is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation or revocation proceeding.

     Section 5.08.  Litigation.  There are no actions, suits, proceedings or
                    ----------
investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower before any court, tribunal or administrative agency or board (including the FCC) that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower, to carry on business substantially as now conducted, or result in any substantial and material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or that questions the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     Section 5.09.  No Materially Adverse Contracts, Etc.  The Borrower is not
                    ------------------------------------
subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of such the Borrower's officers, to have any Material Adverse Effect.

     Section 5.10.  Compliance with Other Instruments, Laws, Etc.  The Borrower
                    --------------------------------------------
is not in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its Properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

     Section 5.11.  Tax Status.  The Borrower
                    ----------

          (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or filed extensions therefor;

          (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and

          (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for all elapsed periods subsequent to the periods to which such returns, reports or declarations apply.

There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     Section 5.12.  No Default.  No Default has occurred and is continuing.
                    ----------

     Section 5.13.  Holding Company and Investment Company Acts.  The Borrower
                    -------------------------------------------
is not a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 5.14.  Absence of Financing Statements, Etc.  Except with respect
                    ------------------------------------
to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or Property of the Borrower or any rights relating thereto.

     Section 5.15.  FCC Matters.  Except for the filing of tariffs with the FCC,
                    -----------
the Borrower has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file which could reasonably be expected to have a Material Adverse Effect and is in all material respects in compliance with the Communications Act, including the rules and regulations of the FCC applicable to it, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 5.16.  Tariffs.  No action to change, alter, rescind or otherwise
                    -------
terminate the tariffs containing service regulations or any rates and charges for commercial mobile radio services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower to be under consideration.

     Section 5.17.  Disclosure.  This Agreement and the statements and documents
                    ----------
referred to herein or delivered to the Administrative Agent and/or the Lenders by or on behalf of the Borrower pursuant hereto taken together, contain no untrue statement of a material fact or fail to state a material fact which would be necessary to make the statements (taken as a whole) herein and therein not misleading at such time.

     Section 5.18.  Burdensome Obligations.  The Borrower is not a party to or
                    ----------------------
bound by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or operating cash flow of the Borrower, or the ability of the Borrower to perform obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures by the Borrower needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower.

     Section 5.19.  Solvency.  The Borrower is, and after giving effect to the
                    --------
incurrence of all Indebtedness as and when contemplated by the Loan Documents will be, Solvent.

     Section 5.20.  Security Interests.  The security interests granted under
                    ------------------
the Collateral Documents constitute valid, binding and continuing duly perfected first-priority Liens in and to the Collateral (except for Permitted Liens that have priority under applicable law) in favor of the Collateral Agent, for the benefit of, among other Persons, the Administration Agent and the Lenders.

     Section 5.21.  Certain Transactions.  Except as set forth in Schedule 5.21,
                    --------------------                          -------------
none of the officers, directors, or employees of the Borrower is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The Borrower has delivered a complete and correct copy of the Expense Allocation Agreement to the Administrative Agent. The Borrower is not a party to any management, operating, license or other agreement providing for the payment of any amount to any of its Affiliates, except for the Expense Allocation Agreement or as permitted under
(S)7.11.

     Section 5.22.  Business Plans.  The Approved Full-Term Operating Business
                    --------------
Plan and Approved Annual Operating Business Plan, if any, have been prepared in all material respects in accordance with GAAP.

     Section 5.23.  Employee Benefit Plans.  (a)  Each Employee Benefit Plan and
                    ----------------------
each Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the IRC, including the provisions thereunder respecting prohibited transactions. The Borrower has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
(S)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

     (b) Under each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of any of the Borrower or such ERISA Affiliate without liability to any Person.

     (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Neither the Borrower nor any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan. No event requiring notice to the PBGC under (S)302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed Pension Plan and no amendment with respect to which security is required under (S)307 of ERISA has been made or is reasonably expected to be made to any Guaranteed Pension Plan. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within 12 months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

     (d) Neither the Borrower nor any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Borrower nor any ERISA

Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
(S)4041A of ERISA.

     Section 5.24.  Regulations U and X.  No portion of any Loan shall be used
                    -------------------
or obtained for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 5.25.  Environmental Compliance.  The Borrower has taken all
                    ------------------------
necessary steps to investigate the past and present condition and usage of its Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations:

          (a) The Borrower in compliance with all applicable Environmental Laws relating to the operation of its business and the use and occupancy of any Real Estate. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Borrower.

          (b) Except as set forth in Schedule 5.25, there have been no releases
                                     -------------
     of any Materials of Environmental Concern into the environment at any parcel of Real Estate or any facility formerly or currently owned, operated or controlled by the Borrower. With respect to any such releases of any Materials of Environmental Concern, the Borrower has given all required notices to government entities. The Borrower is not aware of any releases of Materials of Environmental Concern at parcels of Real Estate or facilities other than those owned, operated or controlled by the Borrower that could reasonably be expected to have an impact on the Real Estate or facilities owned, operated or controlled by the Borrower.

          (c) Set forth in Schedule 5.25 is a list of all environmental reports,
                           -------------
     investigations and audits relating to premises currently or previously owned or operated by the Borrower (whether conducted by or on behalf of the Borrower or a third party, and whether done at the initiative of the Borrower or directed by a governmental entity or other third party) which the Borrower has in its possession or to which it has access, and complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Administrative Agent.

          (d) The Borrower has filed all reports and returns required to be filed by the Borrower under any Environmental Laws. The Borrower has obtained and is in compliance with all licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively,
     "Environmental Permits") required by all applicable Environmental Laws.  No
     ----------------------
     event has occurred and is continuing that requires, or after notice or lapse of time or both would requires, any modification or termination of any Environmental Permit. The Borrower (i) has not received any notice asserting the absence of any Environmental Permit and (ii) has no knowledge of any environmental law proposed or under consideration, which, if effective, could have a Material Adverse Effect.

          (e) Neither the Borrower nor any of the Real Estate is subject to any applicable Environmental Laws requiring the performance of site assessments for Materials of Environmental Concern, or the removal or remediation of Materials of Environmental Concern, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

     Section 5.26.  Subsidiaries, Etc.  The Borrower has no Subsidiaries.  The
                    -----------------
Borrower is not engaged in any joint venture or partnership with any other
Person.

     Section 5.27.  Material Contracts.  As of the date of this Agreement, the
                    ------------------
Borrower is not a party to any Material Contract or any agreement with any director, officer or employee, and no shareholder of the Borrower is a party to any shareholder, share-voting or similar agreement relating to the Borrower, except as set forth in Schedule 5.27.
                       -------------


                                   ARTICLE VI

                     AFFIRMATIVE COVENANTS OF THE BORROWER
                     -------------------------------------

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

     Section 6.01.  Maintenance of Office.  The Borrower's chief executive
                    ---------------------
office shall be located at its address for notices specified in (S)12.02, except that the Borrower may change its chief executive office on not less than 30-days' advance written notice to the Administrative Agent and after taking all such action as may be necessary or appropriate or requested by the Collateral Agent or the Administrative Agent to continue the perfection of the Collateral Agent's security interest in the Collateral.

     Section 6.02.  Records and Accounts.  The Borrower shall
                    --------------------

          (a) keep true and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP, and

          (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its Properties, contingencies and other reserves.

     Section 6.03.  Corporate Existence; Maintenance of Licenses. The Borrower
                    --------------------------------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Borrower shall maintain in full force and effect,

          (a) with respect to the construction, installation and development of facilities for the New York PCS Network, the License for the New York MTA and all material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the then applicable minimum build-out requirements under the License for the New York MTA, and

          (b) with respect to the operation of those portions of the New York PCS Network the development of which has theretofore been completed, all material Licenses, copyrights, patents, franchises, Necessary Authorizations and other rights as are necessary and sufficient to operate such completed portions.

The Borrower will at all times perform and observe all covenants and conditions on its part to be performed and observed under FCC rules and regulations or otherwise with respect thereto with respect to the License for the New York MTA and not cause or permit to exist any grounds for the FCC to revoke or suspend or not to renew such License.

     Section 6.04.  Maintenance of Properties.  The Borrower shall do or cause
                    -------------------------
to be done all things necessary to preserve and keep in full force and effect its franchises, employment contracts and permits. The Borrower shall

          (a) cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment;

          (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

          (c) continue to engage primarily in the businesses now conducted by it and in related businesses; and

          (d) continue in full force and effect all authorizations and approvals required to conduct its business as appropriate to the then level of construction, development and operation of the New York PCS Network;

provided that nothing in this (S)6.04 shall prevent the Borrower from
--------
discontinuing the operation and maintenance of any of its Properties (other than its License with respect to the New York MTA) if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and that does not have a Material Adverse Effect.

     Section 6.05.  Insurance.  The Borrower shall obtain and maintain insurance
                    ---------
with respect to its properties and business with insurers that hold an A.M. Best rating of "A" or better. The insurance coverage shall

          (a) include, as a minimum, the types of policies and respective limits as reflected in (S)11(b) of the Borrower Security Agreement;

          (b) with respect to all liability insurance, name the Administrative Agent and the Collateral Agent as additional insured;

          (c) with respect to casualty insurance, name the Collateral Agent as loss payee as its interest may appear; and

          (d) provide that the insurer will give the Administrative Agent and the Collateral Agent at least 30-days' prior written notice of the cancellation or any material change in the coverage, aggregate limits or any other provision of such insurance.

The Borrower shall deliver to the Administrative Agent and the Collateral Agent, as required by (S)8.18, no later than March 31 in each calendar year and otherwise promptly on request by the Administrative Agent or the Collateral Agent, certificate(s) of insurance reflecting the requirements of this (S)6.05 and (S)11(b) of the Borrower Security Agreement and setting forth any deductibles applicable to any insurance coverage.

     Section 6.06.  Taxes.  The Borrower shall duly pay and discharge, or cause
                    -----
to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it (including all amounts due and owing to the FCC under the Borrower's License for the New York
MTA) and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its Property; provided that any such tax, assessment, charge, levy or
                     --------
claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower has set aside on its books adequate reserves with respect thereto; and provided further
                                                               -------- -------
that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     Section 6.07.  Inspection of Properties and Books.  (a)  The Borrower shall
                    ----------------------------------
permit the Administrative Agent, the Lenders and their other designated representatives to visit and inspect any of the Properties of the Borrower, to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that the Administrative Agent and each Lender shall
                    --------
use reasonable commercial efforts not to interfere with the Borrower's business.

     (b) The Borrower authorizes the Administrative Agent and each Lender to communicate directly with such the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower. At the reasonable request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)6.07(b). The Administrative Agent and the Lenders will to use commercially reasonable efforts to coordinate the communications and disclosures to and from the accountants and Administrative Agent and the Lenders.

     Section 6.08.  Compliance with Laws, Contracts, License, and Permits.  The
                    -----------------------------------------------------
Borrower will comply in all material respects with

          (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, all Environmental Permits, ERISA, the IRC, the Communications Act, and all FCC rules and regulations;

          (b) the provisions of its charter documents and by-laws;

          (c) all Material Contracts to which it is a party and by which it or any of its Properties may be bound;

          (d) all obligations with respect to any Employee Benefit Plan or Multiemployer Plan; and

          (e) all applicable decrees, orders, and judgments.

If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of the Borrower's Obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower shall immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof.

     Section 6.09.  Further Assurances.  The Borrower shall cooperate with the
                    ------------------
Lenders and the Administrative Agent and shall execute and pay for the filing of all such further instruments and documents, including, UCC financing statements and other security documents, as the Required Lenders, the Collateral Agent or the Administrative Agent shall reasonably deem appropriate at in order to effectuate the security interests to the Collateral Agent and to carry out to their satisfaction the transactions contemplated by the Loan Documents.

     Section 6.10.  *




                                                .

     Section 6.11.  Authorization from Landlord/Mortgagee, Etc.  The Borrower
                    ------------------------------------------
shall request that any landlord, mortgagee and easement grantor of the Borrower agree to give the Collateral Agent and Administrative Agent, on a best-efforts basis, notice of any default by the Borrower under the terms or conditions of any agreement between the Borrower and any


-------------
* Confidential information has been omitted and filed separately with the Commission.

landlord, mortgagee of any such landlord or easement grantor, and allow Collateral Agent to inspect or remove after the occurrence and continuance of an Event of Default.

     Section 6.12.  Attornment and Recognition Agreements.  The Borrower shall
                    -------------------------------------
obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower upon which any Collateral (with a fair value in excess of $50,000) is stored or located, in form and substance reasonably satisfactory to Administrative Agent. The Borrower shall use its best efforts to obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower upon which all other Collateral not covered by the immediately preceding paragraph is stored or located, in form and substance reasonably satisfactory to Required Lenders.

     Section 6.13.  Expense Allocation Agreement.  The Borrower shall comply
                    ----------------------------
with the terms of the Expense Allocation Agreement and not consent to any waiver, modification or amendment thereto.

     Section 6.14.  Reporting Requirements; Notices.  The Borrower shall deliver
                    -------------------------------
or cause to be delivered to the Administrative Agent on behalf of the Lenders the following (in a sufficient number of copies to permit distribution to each Lender):

     (a) No later than 15 days prior to the end of each fiscal year of the Borrower and until the first fiscal year ending after the date on which Borrower's EBTDA is greater than zero for two successive fiscal quarters, a proposed annual operating business plan containing the statements listed in items (i) through (vi) in this paragraph and the exhibits contained in the annual operating business plan delivered pursuant to (S)8.13(a) for the next-succeeding fiscal year. The proposed annual operating business plan shall contain (i) internally prepared statements of income and expense of Borrower in reasonable detail for the applicable period prepared in all material aspects in accordance with GAAP (except for the absence of footnotes), (ii) a schedule of all Capital Expenditures estimated to be made during the period, (iii) a statement of the amounts and times by which Borrower needs to raise additional capital to meet its obligations when due during the period, (iv) a projected balance sheet of Borrower, (v) a projected cash flow statement of Borrower, and
(vi) a statement listing all assumptions which formed the basis for (i) through
(v), each together with supporting schedules in sufficient detail as needed and in all material aspects in accordance with the Approved Annual Operating Business Plan delivered pursuant to (S)8.13(a) and on a consistent basis.

     (b) No later than August 14 of each fiscal year of the Borrower, a report, certified as true and correct by the Chief Financial Officer of the Borrower, that shows in reasonable detail, variances, if any, between the actual operating performance of the Borrower and what was estimated for the first six months of such fiscal year in the Approved Annual Operating

Business Plan for such fiscal year (or the Approved Full Term Operating Business Plan if the Required Lenders have not approved a plan delivered pursuant to
(S)6.14(a) with respect to such fiscal year) and explains in reasonable detail in form satisfactory to the Required Lenders the reasons for the discrepancies between them, if any.

     (c) As soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the internally prepared unaudited balance sheet of the Borrower, as at the end of such quarter, and the related statement of income and statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and each setting forth in comparative form

          (i)  the figures for the prior year's corresponding fiscal quarter and

          (ii) so long as the Borrower is required to deliver an operating business plan pursuant to (S)6.14(a), any variances from the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year), if any, prepared in all material aspects in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments).

     (d) As soon as practicable, but in any event no later than 90 days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such year, and the related audited statement of income and audited statement of cash flow for such year prepared in accordance with GAAP, and so long as the Borrower is required to deliver an operating business plan pursuant to (S)6.14(a), a separate variance analysis setting forth in comparative form the figures for the previous fiscal year and any variances from the applicable period of the Approved Annual Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year) in reasonable detail. Such balance sheet, statement of income and statement of cash flow shall contain a certified audit report of a nationally recognized independent certified public accounting firm satisfactory to Administrative Agent, which report shall contain an unqualified opinion of such accounting firm, and an "agreed-upon procedures" report pursuant to which the accountants

          (i) review the Borrower's statement that the Borrower is in compliance with the provisions of the Expense Allocation Agreement,

          (ii)  perform the agreed upon review procedures applicable thereto and

          (iii) confirm that in examining the financial statements of the Borrower they have not become aware of any Default with respect to the Expense Allocation Agreement, or, if such accountants shall have obtained knowledge of any then existing Default they shall disclose in such report any such Default;

provided that such accountants shall not be liable to the Lenders for failure to
--------
obtain knowledge of any Default. The annual financial statements shall also be accompanied by a management letter of the Borrower's accountants (only to the extent otherwise obtained by the Borrower).

     (e) Simultaneously with the delivery of the financial statements referred to in subsections (c) and (d) above, a statement certified by the principal financial or accounting officer of the Borrower substantially in the form of Exhibit G setting forth in reasonable detail computations evidencing compliance
---------
with the covenants contained in (S)(S)6.10, 6.15 and 7.05, and (if applicable to such fiscal quarter) the absence of an Event of Default under (S)10.01(r), in each case with respect to the fiscal quarter relating to the financial statements then being delivered.

     (f) Within 45 days after the end of each fiscal quarter of the Borrower, a report on

          (i)   the number of cell sites constructed,

          (ii)  the total number of customers,

          (iii) the number of new customers acquired,

          (iv)  the number of customers who terminated their service,

          (v) the average net monthly charges billed to customers (excluding roaming charges),

          (vi)  aggregate roaming revenue,

          (vii) payments to Parent, Grand Parent and other Affiliates of Grand Parent, whether under the Expense Allocation Agreement or otherwise and

          (viii)equity contributions to and Subordinated Debt incurred by the Borrower, and the Persons providing the same, during such fiscal quarter, together with a report showing variances from the estimates previously provided to Administrative Agent and each Lender in the Annual Approved Operating Business Plan (or the Approved Full Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to (S)6.14(a) with respect to such fiscal year), along with an explanation of discrepancies between the actual numbers and the estimated numbers.

     (g) Within three Business Days after the filing or mailing thereof, copies of all

          (i) material filed with the Securities and Exchange Commission by the Borrower, Parent or Grand Parent;

          (ii) information sent to the stockholders of the Borrower or lenders to the Borrower (exclusive of proprietary information); or

          (iii) information and reports directly and materially related to the Borrower or the New York PCS Network that Parent or Grand Parent would be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, if Parent or Grand Parent were public companies subject to the reporting requirements of such Act; provided that,
                                                                  --------
     if the information or reports covered by this clause (iii) contain proprietary information, the Borrower shall not be obligated to provide the proprietary information hereunder unless

               (A) the Person that is the source of the information or reports is a public company and

               (B) such Person would then be required to file such proprietary information with the SEC.

     (h) Within 45 days after the end of each fiscal quarter of the Borrower an accounts-receivable-aging report.

     (i) Within three Business Days after the Borrower shall have knowledge of the occurrence and continuance thereof, written notice of the occurrence and continuance of a Default, together with a statement of what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal, guarantor, surety or otherwise, which could result in the party to whom such indebtedness is owed having the right under its governing documents to accelerate such indebtedness, and such acceleration would have a

Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

     (j) As soon as possible, and in any event within 10 Business Days

           (i) after making any such report, written notice of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and

          (ii) after the Borrower shall become aware thereof, written notice of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or the security interests for the benefit of the Lenders pursuant to the Borrower Security Agreement.

     (k) As soon as possible, and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know or believes that any ERISA Affiliate knows or has reason to know or believes that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or Department of Labor, and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

     (l)  Promptly after

            (i) filing the same with the Department of Labor or Internal Revenue Service, (A) a copy of its initial actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (B) a notice of all subsequent filings (with copies to be provided upon request of the Administrative Agent),

           (ii) receipt or dispatch thereof, a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under
     (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
     respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA, and

          (iii) becoming aware of the occurrence thereof, notice of (A) any transaction that could result in the imposition of a penalty under
     (S)502(i) of ERISA or an excise tax under (S)4975 against the Borrower or an ERISA Affiliate; (B) any partial or complete withdrawal from a Multiemployer Plan by any of the Borrower or an ERISA Affiliate; (C) a failure by any of the Borrower or an ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under
     (S)302(f) of ERISA; (D) the adoption of an amendment to a Guaranteed Pension Plan requiring the provision of security under (S)307 of ERISA; or
     (E) any change in the actuarial assumptions or funding methods used for any Guaranteed Pension Plan, where the effect of such change is to materially increase the unfunded benefit liability or materially reduce the obligation to make periodic contributions.

     (m) Within three Business Days after becoming aware of any setoff, of any claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's, the Administrative Agent's or the Lenders' rights with respect to the Collateral, are subject, written notice thereof.

     (n) Within 10 days after becoming aware thereof of

           (i) any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or to which the Borrower is or becomes a party that could reasonably be expected to have a Material Adverse Effect (which notice shall include a statement as to the nature and status of the proceedings, or

          (ii) any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $1,000,000,

written notice thereof.

     (o) Within 120 days after the end of each fiscal year of the Borrower,
beginning with its fiscal year ended   *, and for so long as any Tranche B
Advances are outstanding, a report that includes calculations showing in reasonable detail of the Borrower's Excess Cash Flow for such fiscal year, if any, certified as correct by the Borrower's Chief Financial Officer.

     (p) Within three Business Days after its receipt thereof, copies of all material notices and correspondence received from or sent to the FCC relating to the New York PCS Network License.

     (q) Not later than 30 days prior to the occurrence thereof, written notice to the Administrative Agent of a change in (i) the business or corporate name of the Borrower or Parent, (ii) the location of the Collateral of the Borrower (subject to (S)6(a) of the Borrower Security Agreement) or (iii) the Borrower's chief executive office or other locations or the location where the Borrower's books and records are kept.


------------
* Confidential information has been omitted and filed separately with the Commission.

     (r) Within 15 Business Days after the end of each fiscal quarter of the Borrower, a report showing the respective aggregate principal amounts of all Indebtedness outstanding as of the last day of such fiscal quarter under each Permitted Loan Agreement (as defined in the Intercreditor Agreement).

     (s) Such other information concerning its business, operations or financial condition as shall be reasonably requested.

Upon the Administrative Agent's receipt of any and all financial and other information furnished by the Borrower pursuant to this (S)6.14 the Administrative Agent shall promptly deliver copies thereof to each Lender.

     Section 6.15.  Financial Covenants of the Borrower.  So long as any Loan,
                    -----------------------------------
Note or other of the Borrower's Obligations are outstanding or any Lender has any Commitment, the Borrower will:

     (a) Have earned for each fiscal quarter, prior to the first fiscal quarter in which the Borrower's EBTDA shall have exceeded zero for two successive fiscal quarters, Revenue of not less than the applicable amount shown on Schedule
                                                                  --------
6.15(a) with respect to such fiscal quarter.
-------

     (b) Maintain or cause to be maintained as of the last day of each fiscal quarter (other than any fiscal quarter in which EBTDA is positive or any fiscal quarter ending after the Borrower's EBTDA has exceeded zero for two successive fiscal quarters), a ratio of

          (i) the sum of the following, in each case as determined as of such date:

               (A) the Borrower's cash on hand,

               (B) the Borrower's Investments to the extent they are permitted by (S)(S)7.04(b) through (e),

               (C) without duplication of any amount described in clauses (D) and (E) below, Qualified Commitments in respect of Subordinated Debt, the proceeds of which are available to be used for general business purposes of the Borrower,

               (D) the aggregate undrawn amount of the Tranche C Commitments (as defined in the Nortel Loan Agreement), if all conditions precedent to any advance thereunder on such date would be satisfied (other than actually submitting a Draw Request and other required documents) and up to the amount then available to be drawn,

               (E) until June 30, 1998, the greater of (1) zero and (2) (x) the
          lesser of *       and the then-remaining undrawn amount of the
          Lenders' Tranche A Advance Commitments, minus (y) the aggregate amount of interest accrued on the Advances (whether or not theretofore paid), but only if all conditions precedent to a Tranche A Advance hereunder on such date would be satisfied (other than actually submitting a Draw Request and other required documents), and

               (F) Qualified Commitments in respect of equity, to

          (ii)  EBTDA for such fiscal quarter,

of not less than *.

For purposes of calculating the ratio in this (S)6.15(b), negative EBTDA shall be treated as if it were a positive number.

     (c) Beginning with the first fiscal quarter of its fiscal year beginning on January 1, 1997, maintain or cause to be maintained as of the last day of each fiscal quarter, a ratio of

          (i) (A) the aggregate principal amount of the Borrower's Indebtedness outstanding on such date, minus

               (B) the aggregate principal amount of the Borrower's Subordinated Debt outstanding on such date, to

          (ii) the amount equal to

               (A) shareholder equity shown on the Borrower's balance sheet prepared in accordance with GAAP as of such date, plus

               (B) to the extent not otherwise included in the amount determined pursuant to clause (A) above, the aggregate principal amount of all Subordinated Debt outstanding as of such date, plus

               (C) to the extent not otherwise included in the amount determined
     pursuant to clause (A) above, *     (representing the difference
     between the price paid for the Block B License for the New York MTA
     *

-------------
* Confidential information has been omitted and filed separately with the Commission.

          and Borrower's cost of the License for the New York MTA
          *     , minus

               (D) to the extent not otherwise included in the amount determined pursuant to clause (A) above, the cumulative amount of retained earnings (or deficit) of Borrower as determined in accordance with GAAP, of not more than (a) until the fiscal quarter ending on December 31, 1997, *, and (b) thereafter, *.

     (d) Have, for each fiscal quarter set forth on Schedule 6.15(d), Adjusted
                                                    ----------------
EBITDA of not less than the amounts shown on such Schedule for such fiscal quarter.

     Section 6.16.  Certified Copies of Insurance Policies.   Within 30 days
                    --------------------------------------
after the Closing Date, deliver to the Administrative Agent certified copies by the applicable insurer(s) of all insurance policies that shall have been required to have been delivered to the Administrative Agent by the Closing Date pursuant to Section 8.05(b).

     Section 6.17.  Mortgage Liens.   If the Borrower shall acquire any Real
                    --------------
Estate and shall not at the time of such acquisition incur Indebtedness with respect thereto pursuant to (S)7.01(e)(ii)(C), it will grant to the Collateral Agent a first-mortgage lien in form and substance satisfactory to the Required Lenders on such Real Estate. Any Lien on any such Real Estate shall provide that it shall be released upon the incurrence of any Indebtedness under
(S)7.01(e)(ii)(C) that is secured by a Lien on such Real Estate permitted under
(S)7.02(e)(ii).


                                 ARTICLE VII

                   CERTAIN NEGATIVE COVENANTS OF THE BORROWER
                   ------------------------------------------

          The Borrower covenants and agrees that, so long as any Loan or Note or other fees or expenses are outstanding or any Lender has any obligation to make any Loans:

          Section 7.01.  Restrictions on Indebtedness.  The Borrower shall not
                         ----------------------------
create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Lenders arising under any of the Loan
     Documents;

          (b) Indebtedness owing under the Nortel Loan Agreement and other Indebtedness outstanding under a Permitted Loan Agreement;


-------------
* Confidential information has been omitted and filed separately with the Commission.

          (c) Indebtedness the proceeds of which are used

                 (i)  to repay up to *      aggregate principal amount of
          Tranche C Loans (as defined in the Nortel Loan Agreement),

                (ii)  to repay up to *    aggregate principal amount of
          Tranche C Advances, and/or

               (iii)  to prepay Tranche A Advances pursuant to (S)3.02(c),

     but only so long as

               (A) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Indebtedness then being prepaid or repaid with such proceeds, in whole or in part, and

               (B) no portion of the principal amount of such Indebtedness is scheduled to be repaid or has required prepayments prior to the Tranche A Advance Maturity Date or the Tranche B Advance Maturity Date;

          (d)  Subordinated Debt;

          (e) (i) Indebtedness (in addition to any purchase-money Indebtedness described in clauses (ii) and (iii) below)in an aggregate
          principal amount not exceeding  *   incurred in connection with
          the purchase and installation of equipment to be used in the New York PCS Network that is supplied by suppliers that are not Affiliates of the Borrower, but only so long as such Indebtedness is not in excess of the fair value of the property being acquired and related services associated with the equipment;

               (ii) (A) purchase-money Indebtedness (in addition to any purchase-money Indebtedness described in clause (i) above and (iii) below),

                    (B)  Capital Lease obligations, and

                    (C) Indebtedness incurred in the acquisition of Real Estate or within six months after the date of acquisition and that is secured by a Lien permitted under Section 7.02(e)(ii),

          but only so long as


-------------
* Confidential information has been omitted and filed separately with the Commission.

                      (I) the aggregate principal amount thereof any one time
               outstanding does not exceed   *,

                     (II) such Indebtedness is in a principal amount that does
               not exceed the fair value of the property being acquired or leased and

                    (III) the aggregate principal amount of such purchase-money
               Indebtedness (other than any of such Indebtedness described in clause (C) above) and Capital Lease obligations outstanding at
               any one time does not exceed   *; and

               (iii) purchase-money Indebtedness (in addition to any purchase-money Indebtedness described in clause (i) and (ii) above) incurred in order to acquire inventory (other than in respect of handsets and accessories with respect thereto manufactured or supplied by Ericsson or Orbitel or their respective Affiliates), and any refunding or refinancing of any such Indebtedness by lenders that are not Affiliates of the Borrower in an aggregate principal amount not exceeding the aggregate principal amount of the Indebtedness being refinanced or refunded;

          (f) Indebtedness the proceeds of which are used solely for working-capital purposes, so long as, with respect to each of the two most recent complete fiscal quarters of the Borrower, preceding the date on which such Indebtedness is incurred

                (i) the amount equal to

                    (A) the Borrower's EBTDA for such fiscal quarter minus

                    (B) the amount of interest that would have accrued on such
               Indebtedness during such fiscal quarter if such Indebtedness had been outstanding for all of such fiscal quarter and such interest had accrued at the rate per annum applicable at the time of incurrence shall have exceeded zero, and

               (ii) the ratio of

                    (A) the aggregate principal amount of all Indebtedness of
               the Borrower outstanding on such date, after giving effect to such Indebtedness, to



------------
* Confidential information has been omitted and filed separately with the Commission.

                    (B)  EBITDA for such fiscal quarter,

          shall not exceed *;

          (g) Indebtedness under the Working Capital Loan Agreement the proceeds of which are used solely for working-capital purposes in an aggregate principal amount not exceeding *;

          (h) Indebtedness owed to the FCC in respect of the License for the New York MTA;

provided that the Borrower shall not at any time incur or suffer to exist any
--------
Indebtedness, whether or not otherwise permitted under clauses (a) through (h) inclusive of this (S)7.01, in an aggregate principal amount then outstanding in excess of *.

     Indebtedness of the Borrower to the Parent or Grand Parent shall only be permitted hereunder pursuant to subsection (d), above.

     Section 7.02.  Restrictions on Liens.  The Borrower shall not (A) create or
                    ---------------------
incur or suffer to be created or incurred or to exist any Lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its Property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such Property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title-retention or purchase-money security agreement, device or arrangement; (D) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (E) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the
                                                        --------
Borrower may create or incur or suffer to be created or incurred or to exist (collectively "Permitted Liens"):
              ----------------

          (a) Liens securing purchase-money Indebtedness permitted under
     (S)7.01(e) owing to a Person that is not a party to the Intercreditor Agreement; provided that such Liens cover only the property acquired with
                --------
     the proceeds of such Indebtedness;

---------------------
* Confidential information has been omitted and filed separately with the Commission.

          (b) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance;

          (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (e) encumbrances on Real Estate consisting of:

                (i) easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a Material Adverse Effect on the business of the Borrower, and

               (ii) mortgage (or deed of trust) liens (collectively "Mortgage
                                                                     --------
          Liens") to secure the payment of Indebtedness permitted to be incurred
          -----
          under (S)7.01(e)(ii)(C), provided that
                                   --------

                    (A) the amount secured by any Mortgage Lien shall not exceed the sum of (1) the acquisition cost of the Real Estate acquired by the Borrower and (2) the cost of any improvements constructed thereon; and

                    (B) the Borrower shall simultaneously with the acquisition of the Real Estate in question either

                         (1) grant to the Collateral Agent a second mortgage (or
                    deed of trust), in form and substance satisfactory to the Required Lenders, subordinate only to the Mortgage Lien, and securing the obligations of the Borrower owing to lenders that are parties to the Intercreditor Agreement, or

                         (2) cause the lender in whose favor the Mortgage Lien
                    is to be made to execute and deliver to the Collateral Agent an option to purchase the Mortgage Lien, substantially in the form of Exhibit I;
                                ---------

          (f) Liens in favor of the Collateral Agent for the benefit of the lenders and agents parties to the Intercreditor Agreement securing the obligations permitted to be secured under the Intercreditor Agreement; and

          (g) deposits to secure the performance of bids, trade contracts (other than in respect of Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business not to exceed in the aggregate at any one time $5,000,000.

     Section 7.03.  No Contingent Obligations.  The Borrower shall not create,
                    -------------------------
incur, assume, guarantee or remain liable on any Contingent Obligations.

     Section 7.04.  Restrictions on Investments.  The Borrower shall not make or
                    ---------------------------
permit to exist or to remain outstanding any Investment except:

          (a) Investments in Rate Hedging Agreements in a notional principal amount on any date not to exceed the aggregate principal amount of Indebtedness of the Borrower accruing interest at a floating rate, and only so long as the purpose of such Investments shall be to hedge such floating-rate interest and shall not be to speculate on interest rates;

          (b) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by the Borrower, is accorded a rating of A1 or better by Standard & Poor's Ratings Group or P1 or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit-rating agency of similar standing;

          (c)  Investments in

               (i) direct obligations of, or obligations guaranteed by, the United States of America or any agency that constitutes a full-faith-and-credit obligation of the United States of America, in any case maturing in 12 months or less from the date of acquisition thereof, and

               (ii) repurchase agreements fully secured by underlying securities of the type described in clause (i) and issued by a bank or trust company meeting the requirements of (S)7.04(d);

          (d) Investments in certificates of deposit maturing within six months from the date of issuance thereof (i) issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower, rated AA or better by Standard & Poor's Ratings Group or Aa or better by Moody's Investors Service, Inc., or (ii) issued by any Lender;

          (e) Investments in money-market funds (other than single-state funds) that make investments in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (f) Loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower; and

          (g) Investments existing on the date hereof and listed on Schedule
                                                                    --------
     7.04.
     ----

     Section 7.05.  Distributions.  The Borrower shall not make any
                    -------------
Distributions (other than a dividend or other distribution of any shares of common Stock of the Borrower subject, to the extent received by Parent, to the Parent's pledge under the Parent Pledge Agreement), except that the Borrower may

          (a) pay interest in respect of Subordinated Debt owing to Parent and Grand Parent, but only if:

                (i) at the time of and after giving effect to such payment, no Default shall have occurred and be continuing, and

               (ii) interest on such Subordinated Debt shall accrue at a rate per annum not exceeding a fixed rate of * per annum (or, if approved by the Required Lenders, such higher rate as is consistent with then-available market rates);

          (b) repay or prepay principal owing in respect of Subordinated Debt owing to Parent and Grand Parent, but only if:

-----------------
* Confidential information has been omitted and filed separately with the Commission.

               (i) at the time of and after giving effect to such repayment or prepayment, no Default shall have occurred and be continuing,

               (ii) the aggregate principal amount of all such Subordinated Debt that is being repaid or prepaid at such time shall not exceed the sum of

                    (A)  the difference, if any, between

                         (1) the maximum aggregate principal amount of the Loans that could be outstanding at such time under (S)2.01 (after giving effect to the limitations set forth in the second sentence thereof) and

                         (2)   the sum of

                              (I) the aggregate principal amount of the Loans that are actually outstanding at such time, and

                              (II)  the aggregate principal amount of such
                         Subordinated Debt that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause (A),

                    (B)  the difference, if any, between

                         (1) the maximum aggregate principal amount of the loans
                    that could then be outstanding at such time under the Nortel Loan Agreement, given the permissible uses of proceeds thereof, and

                         (2)  the sum of

                              (I) the aggregate principal amount of the loans
                         that are actually outstanding thereunder at such time, and
                              (II)  the aggregate principal amount of such
                         Subordinated Debt that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause (B), and

                    (C)  the amount equal to

                         (1) the aggregate principal amount of such Subordinated
                    Debt that shall have been loaned to the Borrower within the 90 days preceding the date of such repayment or prepayment, minus

                         (2) the aggregate principal amount of such Subordinated
                    Debt that shall have been repaid within the 90 days preceding the date of such repayment or prepayment and is allocable to amounts that may be distributed pursuant to this clause (C);

               provided that
               --------

                         (x) any such repayment or prepayment on any date shall be allocated to clause (A), (B) or (C) above for purposes of determining whether any distribution may be made pursuant to this clause (ii) in the following order of priority: first,
                                                                          -----
                    any such repayment or prepayment shall be allocated to clause (C) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; second any such repayment
                                                      ------
                    or prepayment shall be allocated to clause (B) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; and third any such repayment or prepayment
                                        -----
                    shall be allocated to clause (A) above, and

                         (y) any such repayment or prepayment that is made with
                    proceeds of a borrowing under this Agreement or the Nortel Loan Agreement shall not be taken into account for the computation provided for in clauses (A)(2)(II) or (B)(2)(II) above;

               (iii) at any preceding date, no Default would have occurred if such Subordinated Debt had not been outstanding;

          (c) make other Distributions (other than Distributions in respect of Subordinated Debt owing to Persons other than Parent or Grand Parent), but only if at the time of and after giving effect to such Distribution:

               (i) no Default shall have occurred and be continuing,

               (ii) the Borrower shall have had EBTDA in excess of zero for each of its four consecutive fiscal quarters ending with its fiscal quarter most recently ended prior to the date of such Distribution (the

          "Preceding Fiscal Quarter") and
          -------------------------

               (iii) the aggregate amount for all Distributions by the Borrower during the fiscal year of the Borrower in which the date of such Distribution occurs shall not exceed:

                    (A) Working Capital of the Borrower as of the last day of
               the Preceding Fiscal Quarter, minus

                    (B) the aggregate amount of Debt Service payable by the
               Borrower during the 12 calendar months next-following the Preceding Fiscal Quarter, minus

                    (C) while any Tranche B Advance is outstanding, (1) *,
               multiplied by (2) *, multiplied by (3) the number of Borrower's fiscal quarters that have begun on or before the date of such Distribution during the Borrower's then-current fiscal year, multiplied by (4) Excess Cash Flow in respect of the Borrower's immediately preceding complete fiscal year, minus

                    (D) the aggregate amount of any prepayment of Indebtedness required to be made pursuant to (S)3.02(b) hereunder and pursuant to (S)3.2.C of the Nortel Loan Agreement during the Borrower's then-current fiscal year and that has not theretofore been made.

     Section 7.06.  Merger, Consolidation, Disposition of Assets, Etc.  (a)  The
                    -------------------------------------------------
Borrower shall not be a party to any merger or consolidation, shall not have any Investment in any Subsidiary or agree to or effect any asset acquisition or Stock acquisition (including any acquisition of any License) (other than the acquisition of assets in the ordinary course of business consistent with sound and prudent practices) and shall not issue any additional capital Stock (whether or not such issuance would otherwise be permitted hereunder).

     (b) The Borrower shall not become a party to or agree to or effect any disposition of assets, other than

          (i)  the disposition of assets in the ordinary course of business,


-------------------
* Confidential information has been omitted and filed separately with the Commission.

          (ii) the disposition of obsolete assets or equipment no longer necessary to the operation of the Borrower's business, consistent with sound and prudent practices, and

          (iii) other disposition of assets for their fair-market value, as determined in good faith by the Borrower, solely for cash consideration in an amount not to exceed * in the aggregate during the term of this Agreement.

     Section 7.07.  Sale and Leaseback.  The Borrower shall not enter into any
                    ------------------
arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other property that the Borrower intends to use for substantially the same purpose as the Property being sold or transferred.

     Section 7.08.  Compliance with Environmental Laws.  The Borrower shall not
                    ----------------------------------

          (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Materials of Environmental Concern, except in compliance with Environmental Laws;

          (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Materials of Environmental Concern, except in compliance with Environmental Laws;

          (c) generate any Materials of Environmental Concern on any of the Real Estate, except in compliance with Environmental Laws;

          (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Materials of Environmental Concern on, upon or into the Real Estate except in compliance with Environmental Laws; or

          (e) otherwise conduct any activity at any Real Estate, except in compliance with Environmental Laws, or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     Section 7.09.  Employee Benefit Plans.  Neither the Borrower nor any ERISA
                    ----------------------
Affiliate shall

          (a) engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the IRC which could result in a material liability for the Borrower;

-------------------
* Confidential information has been omitted and filed separately with the Commission.

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to (S)302(f) or (S)4068 of ERISA;

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

          (e) fail to make when due any required contributions to a Multiemployer Plan;

          (f) withdraw (completely or partially) from any Multiemployer Plan where such withdrawal is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (g) terminate or institute proceedings to terminate, any Guaranteed Pension Plan, where such termination is likely to result in a material liability of the Borrower or an ERISA Affiliate;

          (h) make any amendment to any Guaranteed Pension Plan with respect to which security is required under (S)307 of ERISA; or

          (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC where such failure is likely to result in material liability to the Borrower or an ERISA Affiliate.

     Section 7.10.  Key Management Personnel Compensation.  Until such time as
                    -------------------------------------
the Borrower's EBTDA has exceeded zero for two successive fiscal quarters, the Borrower's compensation program for the categories of its key management personnel listed on Schedule 7.10 shall not provide for incentive-based cash
                    -------------
compensation that is in excess of three times the applicable base salary.

     Section 7.11.  Transactions with Affiliates.  The Borrower shall not enter
                    ----------------------------
into

          (a) any agreement or arrangement providing for the payment of any amounts to any of its Affiliates, except that the Borrower may enter into

               (i) the Expense Allocation Agreement and the Servicing Agreement dated as of the date hereof between the Borrower and Grand Parent;

               (ii) a tax-sharing agreement or arrangement pursuant to which the Borrower shall not make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Borrower would have paid if the Borrower had always filed income-tax returns as a separate entity; and

               (iii) a management, consulting or other agreement, but only if such agreement either

                    (A) relates to providing management, consulting or other
               services to an Affiliate operating BTA markets and

                         (1) is on terms that are fair and reasonable and no
                    less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate;

                         (2) does not provide for payments by the Borrower under
                    such agreement; and

                         (3) does not provide for the performance of services or
                    purchase or delivery of property by the Borrower in a manner that, individually or together with all other such agreements with Affiliates operating BTA markets, would have a material adverse effect on the ability of the Borrower to build-out or operate the New York MTA, or

                    (B) is approved in writing by the Required Lenders, or

               (b) any other agreement, arrangement or transaction with any of its Affiliates (whether or not providing for the payment of any amounts to any of its Affiliates), except in the ordinary course of business and on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 7.12.  Change in Nature of Business.  The Borrower shall not make
                    ----------------------------
any fundamental change in its business as carried on and as proposed to be carried on at the date hereof.

     Section 7.13.  Charter Amendments.  The Borrower shall not amend its
                    ------------------
certificate of incorporation or bylaws.

     Section 7.14.  Accounting Changes.  The Borrower shall not make or permit,
                    ------------------
or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or change its fiscal year.

     Section 7.15.  Prepayments, Etc., of Indebtedness.  The Borrower shall not:
                    ----------------------------------

          (a) and shall not permit any Affiliate to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness owing by the Borrower, other than the prepayment of the Advances in accordance with the terms of this Agreement or as the Required Lenders may otherwise agree, except for prepayments, redemptions, purchases or other satisfactions by the Borrower as to which lenders under Section
     5.02 of the Intercreditor Agreement are not required to pay any amount to other lenders party thereto or Indebtedness owing to the FCC, or

          (b) amend, modify or change in any manner any term or condition of any Subordinated Debt or any other Indebtedness secured by Liens in favor of the Collateral Agent, except for amendments, modifications and changes that the lenders party to the Intercreditor Agreement are permitted to enter into thereunder.

If on any date any amount shall be due and owing hereunder and under any other Indebtedness of the Borrower and the Borrower shall not pay in full all such amounts as are then due and owing, the Borrower shall not pay any such amounts except ratably, in accordance with the respective amounts then due and owing thereunder. If the Borrower shall take any action in violation of this Section 7.15, it irrevocably authorizes each lender to it that is a party to the Intercreditor Agreement on its behalf to make any payment required under Section
5.02 or 5.03 of the Intercreditor Agreement and acknowledges that any amount so paid by any such lender shall be deemed not to have been paid by the Borrower to such lender.

     Section 7.16.  Amendment, Etc., of Material Contracts.  The Borrower shall
                    --------------------------------------
not cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any

Material Contract, or take any other action in connection with any Material Contract that, in any such case, could, at the time thereof, reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement or any other Loan Document.

     Section 7.17.  Negative Pledge.  The Borrower shall not enter into or
                    ---------------
suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien in favor of the Collateral Agent upon any of its property or assets.

     Section 7.18.  Partnerships.  The Borrower shall not become a general
                    ------------
partner in any general or limited partnership.

     Section 7.19.  Default Under the Supply Agreement.  The Borrower shall not
                    ----------------------------------
default in the performance or observance of any covenants or conditions on its part to be performed or observed under the Supply Agreement.


                                  ARTICLE VIII

                       CONDITIONS TO THE INITIAL ADVANCE
                       ---------------------------------

     The obligations of the Lenders to make their initial Advances shall be subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Advances (the "Closing Date"):
                                        ------------

     Section 8.01.  Loan Documents.  Each Lender shall have received a Note,
                    --------------
duly executed and delivered by the Borrower, as well as each of the other Loan Documents, which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, each of the Lenders and their counsel.

     Section 8.02.  Proceedings and Documents.  All corporate and other
                    -------------------------
proceedings in connection with the transactions contemplated hereby and by the other Loan Documents shall be satisfactory to the Administrative Agent, each of the Lenders and their counsel, and the Administrative Agent, each of the Lenders and their counsel shall have received such secretary's certificates, certificates of the Secretary of State of Delaware and other copies of documents with respect thereto as they may reasonably request.

     Section 8.03.  Validity of Liens.  The Borrower Security Agreement and the
                    -----------------
Parent Pledge Agreement shall each be effective to create in favor of the Collateral Agent a legal, valid and enforceable first-priority security interest (except for Permitted Liens that have priority under applicable law) in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected and all such documents shall have been duly executed by the Borrower and Parent. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     Section 8.04.  Search Reports and Related Documents.  The Administrative
                    ------------------------------------
Agent shall have received

          (a) such UCC, tax, patent, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens of record in such official's office covering any Collateral or showing the Borrower or Parent as a debtor thereunder;

          (b) a certificate of the Borrower and Parent signed by an authorized officer of each thereof, dated the Closing Date, certifying that, as of the Closing Date, there will exist no Liens on the Collateral other than Permitted Liens; and

          (c) duly executed file-stamped copies of UCC-1 and UCC-3 financing statements with respect to the Collateral (other than Pledged Collateral), filed in each office where such filing is necessary or appropriate to perfect a Lien on the Collateral.

     Section 8.05.  Certificates of Insurance.  The Administrative Agent shall
                    -------------------------
have received

          (a) a certificate of insurance from an independent insurance broker, dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Borrower Security Agreement and this Agreement, and

          (b) copies of all policies evidencing such insurance, which shall contain provisions naming the Collateral Agent as an additional insured and loss payee on behalf of the Lenders as its interests may appear, and providing for 30-days' prior written notice to Administrative Agent and the Collateral Agent of cancellation or diminishment.

     Section 8.06.  Solvency Certificate.  Each of the Lenders and the
                    --------------------
Administrative Agent shall have received an officer's certificate of the Borrower and Parent dated as of the Closing Date as to the Borrower and Parent being Solvent following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Administrative Agent and Lenders.

     Section 8.07.  Opinion of Counsel to the Borrower.  Each of the Lenders and
                    ----------------------------------
the Administrative Agent shall have received a favorable legal opinion of the Borrower's counsel addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.08.  Opinion of Counsel to Parent.  Each of the Lenders and the
                    ----------------------------
Administrative Agent shall have received a favorable legal opinion of Parent's counsel addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.09.  Opinion of FCC Counsel.  Each of the Lenders and the
                    ----------------------
Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from FCC counsel to the Borrower and Parent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.10.  Opinion of Counsel to Lenders and Administrative Agent.
                    ------------------------------------------------------
Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from counsel to the Lenders and Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent.

     Section 8.11.  Payment of Fees.  The Borrower shall have paid all fees and
                    ---------------
expenses, including the reasonable attorneys' fees of Administrative Agent's counsel, and any FCC and local counsel to the Lenders, on the Closing Date and payable by the Borrower hereunder.

     Section 8.12.  Approvals, Permits.  The Borrower shall have obtained all
                    ------------------
federal, state and local governmental and regulatory consents, approvals, Licenses and permits, including any third-party consents, as required or necessary for the Borrower to accept Loans and commence with the construction and development of the New York PCS Network as contemplated for the current stage of construction and development on the Closing Date and operate its business pursuant to the Approved Full Term Operating Business Plan and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Loans or the construction and development of the New York PCS Network referred to above, and the Administrative Agent and each of the Lenders shall receive a certificate of an authorized officer of the Borrower to that effect dated the Closing Date.

     Section 8.13.  Delivery of Operating Business Plans.  The Borrower shall
                    ------------------------------------
have delivered to Administrative Agent and each Lender

          (a) an annual operating business plan for its 1996 fiscal year and

          (b) a full-term operating business plan, each of which shall be in form and substance satisfactory to the Administrative Agent and each Lender,

together with a certificate of its Chief Financial Officer dated the Closing Date certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make either such plan misleading in any material respect.

     Section 8.14.  Delivery of Pledged Shares.  The Parent shall have delivered
                    --------------------------
to the Collateral Agent all pledged stock certificates representing all of the issued and outstanding capital Stock of the Borrower owned by Parent, which shall not be less than 95.6% of all of the Borrower's issued and outstanding shares of capital Stock, together with stock powers executed in blank.

     Section 8.15.  Material Agreements.  Subject to confidentiality
                    -------------------
restrictions, the Administrative Agent and each of the Lenders shall have received a complete and correct copy of (a) the Expense Allocation Agreement and the servicing agreement referred to in (S)7.11(a)(i), in each case as then in effect, and (b) each other contract set forth on Schedule 5.27, as such other
                                                 -------------
contract is then in effect and as to which the Administrative Agent shall have requested a copy on or before the Closing Date.

     Section 8.16.  Litigation.  There shall exist no action, suit,
                    ----------
investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could have a Material Adverse Effect.

     Section 8.17.  Insurance Certificates.  One or more insurance certificates
                    ----------------------
to the effect set forth in (S)6.05.

     Section 8.18.  Other Documents.  The Administrative Agent and each Lender
                    ---------------
shall receive all other documents, instruments and opinions from the Borrower and Parent (including opinions of counsel for the Borrower and Parent) as Administrative Agent and each Lender may reasonably request, in form and substance satisfactory to the Administrative Agent and each Lender and their counsel, and which shall be in full force and effect on the date of the initial disbursement under this Agreement.

                                   ARTICLE IX

                       ADDITIONAL CONDITIONS TO ADVANCES
                       ---------------------------------

     Section 9.01.  Conditions to All Advances.  The obligation of each Lender
                    --------------------------
to make any Advance, including its initial Advance, shall also be subject to the satisfaction of the following conditions precedent:

          (a) The Administrative Agent shall have received a properly completed Draw Request.

          (b) Each of the representations and warranties of Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true at and as of the time of the making of such Advance with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date). The Administrative Agent shall have received a certificate of an authorized officer of Borrower to such effect.

          (c) No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan and no order of any court or Governmental Body has been entered prohibiting the consummation of the transactions contemplated by the Loan Documents.

          (d) Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          (e) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

          (f) Grand Parent shall not be in default in the performance of its obligations under the Cash Maintenance Agreement.

          (g) The Borrower shall have delivered to the Administrative Agent invoices or other evidence reasonably satisfactory to the Administrative Agent showing the aggregate amount of Tranche A Expenses (if the proposed Advance is a Tranche A Advance), Tranche B Expenses (if the proposed Advance is a Tranche B Advance) or Tranche C Expenses (if the proposed Advance is a Tranche C Advance) that have been incurred by the Borrower through the date of such Advance.


                                   ARTICLE X

                     EVENTS OF DEFAULT; ACCELERATION; ETC.
                     -------------------------------------

     Section 10.01.  Events of Default and Acceleration.
                     ----------------------------------

     Upon the occurrence and during the continuance of any of the following events,

          (a) the Borrower shall fail to pay any principal of the Loans, any Arrangement Fee, any interest on the Loans or any other sum hereunder or under any of the other Loan Documents to which it is a party, in any such case within three days after the date on which the same shall become due and payable; or

          (b) the Borrower shall fail to comply with any of the covenants contained in Article VII or (S)6.10, 6.14(i) or 6.15; or

          (c) Parent or the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)10.01) and such failure shall continue for a period of 30 days; or

          (d) any representation or warranty of the Borrower or Parent under the Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement or any Loan Document shall not be correct in any material respect upon the date when made or deemed to have been made or repeated; or

          (e)  the Borrower shall

               (i) make an assignment for the benefit of creditors, or

               (ii) generally not pay its debts as such debts become due or admit in writing its inability to generally pay or generally fail to pay its debts as they mature or become due, or

               (iii) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower, or

               (iv) shall commence any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction providing for the relief of debtors, now or hereafter in effect, or

               (v) shall take any action to authorize or in furtherance of any of the foregoing,

     or any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower and the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or shall not be able to have such proceeding dismissed within 30 days thereof or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or Parent shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) the Borrower shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in a principal amount of at least $5 million in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any judgment or order for the payment of money in excess of $1,000,000 (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed to pay) shall be rendered against the Borrower and either

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or

               (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (i) with respect to any Guaranteed Pension Plan, an ERISA Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or appointed a trustee to administer or liquidate any plan; or

          (j) the Borrower shall be the subject of writs of attachment or garnishment and the like that might have a Material Adverse Effect and that are unstayed for a period of 30 consecutive days or any such attachment shall not have been bonded over within 30 days of the entry thereof; or

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

     (k) the FCC or any other Governmental Body shall cancel, revoke or suspend any of the Borrower's material Licenses for the New York PCS Network or fails to renew any such License; or

          (l) the FCC or any other Governmental Body shall commence any proceeding to cancel, revoke or suspend any of the Borrower's material Licenses for the New York PCS Network which proceeding for the cancellation, revocation or suspension (i) could reasonably be expected to have a Material Adverse Effect and (ii) has not been stayed or enjoined by the Borrower within five business days after the commencement of any such proceeding; or

          (m) the Borrower shall fail to pay when due amounts owing the FCC unless (i) the Borrower's failure to pay can reasonably be expected, in the sole judgment of Required Lenders, not to result in any cancellation, revocation or suspension of the Borrower's License for the New York PCS Network or (ii) the Borrower has obtained a stay or injunction against any action by the FCC to cancel, revoke or suspend such License notwithstanding the Borrower's failure to pay; or

          (n) the Collateral Agent shall cease to have a valid and perfected first-priority Lien on any Collateral securing the Borrower's obligations hereunder (or, in the case of Collateral pledged by Parent, Parent's guaranty of the Borrower's obligations hereunder), or the Borrower or Parent shall so assert; or

          (o) at any time any of the following shall occur:

               (i) Grand Parent shall cease to have legal and beneficial title, directly or indirectly through one or more subsidiaries all of the issued and outstanding shares of capital Stock are owned by it, at least a majority of the Voting Stock of the Borrower then outstanding;

               (ii) any person (other than Ericsson and its affiliates) engaged in, or having an Affiliate engaged in, the business of manufacturing, selling or distributing telecommunications equipment shall own, directly or indirectly and as legal or beneficial owner, more than 30% of the Voting Stock of the Borrower then outstanding;

               (iii) at least 95.6% of each series and class of issued and outstanding shares of capital Stock of the Borrower shall not be pledged as security for the Borrower's obligations hereunder and under the other Loan Documents, or as security for the obligations of Parent under the Parent Guaranty; or

               (iv) any sale of capital Stock of the Borrower held by Parent or any other shareholder (other than Associated PCN Company), or any sale of capital Stock of the Parent, shall occur, in either case for consideration other than cash, or in either case unless the Borrower shall receive the entire Net Cash Proceeds of such sale; or

          (p) there shall occur in the judgment of the Required Lenders any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower that could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Agreement and related documents; or

          (q) the Borrower shall default, after any applicable grace period, under any equipment-acquisition agreement (other than the Supply Agreement) providing for the purchase of more than $10,000,000 in aggregate purchase price of equipment or other goods, from any Person, or such Person shall so allege in writing; or

          (r)  as of such date *




                                        .

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and/or
(ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided that upon the occurrence
--------


-------------
* Confidential information has been omitted and filed separately with the Commission.

of an Event of Default under subsection (e) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE XI

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     Section 11.01.  Authorization and Action.  Each Lender appoints and
                     ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that
                                                                  --------
the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent will give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Section 11.02.  Administrative Agent's Reliance, Etc.  Neither the
                     ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

          (a) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee, as provided in (S)12.07;

          (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

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

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto;

          (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and

          (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     Section 11.03.  Ericsson and Affiliates.  With respect to its Commitments,
                     -----------------------
the Advances made by it and the Note issued to it, Ericsson and any other Administrative Agent in its individual capacity shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Ericsson in its individual capacity or any other Administrative Agent in its individual capacity. Ericsson or any other Administrative Agent in its individual capacity and its affiliates may a generally engage in any kind of business with, the Borrower and any of its Affiliates and any Person who may do business with or own securities of any Borrower or any of its Affiliates, all as if Ericsson or any other Administrative Agent in its individual capacity were not the Administrative Agent and without any duty to account therefor to the Lenders.

     Section 11.04.  Lender Credit Decision.  Each Lender acknowledges that it
                     ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 11.05.  Indemnification.  Each Lender severally will indemnify the
                     ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided that no Lender
                                                      --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender will reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under (S)12.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this (S)11.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (b) the aggregate unused portions of their respective Commitments. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount.

     Section 11.06.  Successor Administrative Agents.  The Administrative Agent
                     -------------------------------
may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. A successor Administrative Agent will notify the Borrower of its appointment promptly after its appointment.

                                 ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          Section 12.01.  Amendments, Etc.  No amendment or waiver of any
                          ---------------
provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that
                 --------

          (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following at any time:

               (i) waive any of the conditions specified in Article IX or, in the case of the initial Borrowing, Article VIII;

               (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

               (iii) release any Collateral, other than as contemplated by the Loan Documents;

               (iv) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any Obligations other than Obligations owing to the Lenders and the Administrative Agent under the Loan Documents and other than Debt owing to any other Person;

               (v)  amend this (S)12.01;

               (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

               (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; or

               (viii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

          (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

          (c) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, adversely affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document.

The Lenders will consider in good faith amendments proposed by the Borrower that are intended to reconcile any apparent conflicts between the provisions of
(S)(S)3.02(a) and (b), 6.15 and 7.01 through 7.05 of this Agreement and the related provisions of the Nortel Loan Agreement but shall not have any obligation to enter into such amendments.

     Section 12.02.  Notices, Etc.  All notices and other communications
                     ------------
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered,

          (a)  if to the Borrower, at:

               Omnipoint Communications Inc.
               49 Old Bloomfield Road
               Mountain Lakes Corporate Center
               Mountain Lakes, New Jersey  07046
               Attn:  Harry Plonskier
               (fax no. (201) 257-2425)

               with a copy to:

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.

               Washington, DC  20036
               Attn:  Edwin Martin, Esq.
               (fax no. (202) 861-6317)

          (b) if to any Lender, at its Domestic Lending Office; and

          (c) if to the Administrative Agent, at

               740 E. Campbell Road
               Richardson, Texas  75081
               Attn:  Vice President-Finance
               (fax no. (214) 952-8782)

               with a copy, at the same address to the
               attention of the Vice President-General Counsel
               (fax no. (214) 907-7553)

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, or XI shall not be effective until received by the Administrative Agent.

     Section 12.03.  No Waiver; Remedies.  No failure on the part of any Lender
                     -------------------
or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 12.04.  Costs, Expenses.  (a)  The Borrower will pay on demand
                     ---------------

          (i) all costs and expenses of the Administrative Agent incurred after March 28, 1996 in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including
     (A) all search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower, Parent, Grand Parent or with other creditors of the Borrower, Parent or Grand Parent arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), and

          (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

     (b) If, at any time while the Second LIBOR Method is applicable, any payment of principal of, or Conversion of, any LIBOR Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of any repayment, prepayment (other than pursuant to (S)3.03(b)) or Conversion thereof, acceleration of the maturity of the Notes pursuant to (S)10.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any loss, cost or expense (including loss of anticipated profit) that any Lender may sustain or incur as a consequence of the making of any payment of a LIBOR Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

     (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

     (d) The Borrower will indemnify each Lender, the Collateral Agent, the Administrative Agent and their respective affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") and hold
                                                    -----------------
each Indemnified Party harmless from and against from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and, with respect to the Collateral Agent, reasonable allocated costs and expenses of in-house counsel and legal staff) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with

          (i) the Notes, this Agreement and other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances, or

          (ii) the actual or alleged presence of Materials of Environmental Concern on any property of the Borrower or any environmental proceeding relating in any way to the Borrower,

except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding to which the indemnity in this (S)12.04(d) applies, the indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also shall not to assert any claim against the Administrative Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this (S)12.04 shall survive the payment in full of principal and interest hereunder and under the Notes.

     Section 12.05.  Right of Set-off.  Upon (a) the occurrence and during the
                     ----------------
continuance of any Event of Default and (b) the making of the request specified by (S)10.01 to authorize the Administrative Agent to declare, or the Administrative Agent's declaration of, the Notes to be due and payable pursuant to the provisions of (S)10.01, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not
                         --------
affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this (S)12.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.

     Section 12.06.  Binding Effect.  This Agreement shall become effective when
                     --------------
it shall have been executed by the Borrower and the Administrative Agent and when the

Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Collateral Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Sections 12.04(d) and 12.12, insofar as they relate to the Collateral Agent, and Section 7.15 also shall inure to the benefit of each lender to the Borrower that at any time is a party to the Intercreditor Agreement.

     Section 12.07.  Assignments and Participations.  (a)  Each Lender may
                     ------------------------------
assign to one or more banks or other entities (including any trust or other Person in connection with a securitization or monetization of the Advances or other indirect raising of capital) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments the Advances owing to it and/or the Note or Notes held by it);

provided that
--------

           (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all Commitments;

          (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment and Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000;

         (iii) the parties to each such assignment shall

               (A) execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500,

               (B) deliver a copy of such Assignment and Acceptance to the Borrower at the time it delivers a copy to the Administrative Agent; and

          (iv) unless the Borrower shall have consented thereto, no such assignment shall be made

               (A) while any undrawn Commitment is outstanding, except to a Person that shall have represented that it has a combined capital and surplus of at least $50,000,000, and

               (B) except to a Person, other than a commercial bank or other financial institution, that shall have represented that such Person is not engaged in, and does not have an Affiliate that is engaged in, the business of providing PCS telecommunications services to the public.

A Lender may assign outstanding Advances without assigning undrawn Commitments, and may assign undrawn Commitments without assigning outstanding Advances. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,

          (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the Intercreditor Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and

          (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the financial statements referred to in (S)5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

          (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender;

          (vii)  such assignee makes the representations set forth in subsection
     (a)(iv) above; and

          (viii) such assignee confirms that it is bound by the confidentiality provisions set forth in (S)12.10.

     (c) The Administrative Agent shall maintain at its address referred to in
(S)12.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C,

          (i)   accept such Assignment and Acceptance,

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

          (ii) record the information contained therein in the Register and

          (iii) give prompt notice thereof to the Borrower.

Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Advances and/or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Advances or Commitments hereunder, a new Note to the order of the assigning Lender in an amount equal to the Advances and/or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of Exhibit C.

     (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it);

provided that
--------

          (i) such Lender's obligations under this Agreement (including its Commitments) shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and

          (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this (S)12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or
          --------
participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this

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

Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     Section 12.08.  Governing Law.  This Agreement and the Notes shall be
                     -------------
governed by, and construed in accordance with, the laws of the State of New
York.

     Section 12.09.  Execution in Counterparts.  This Agreement may be executed
                     -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 12.10.  Confidentiality.  Neither the Administrative Agent nor any
                     ---------------
Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than

          (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis,

          (b) as required by any law, rule or regulation or judicial process and

          (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     The Administrative Agent and the Lenders shall not, and the Borrower shall not and shall cause its Affiliates not to, disclose the terms of this Agreement, the other Loan Documents or the transactions contemplated hereby to any Person without the consent of the other party hereto, except

          (i) to any other lender that is a party to a Permitted Loan Agreement (as defined in the Intercreditor Agreement) and that shall have agreed to be bound by the provisions of this paragraph,

          (ii) to the extent that such terms or transactions become generally available to the public,

          (iii) to their respective Affiliates and their officers, directors, employees, agents, advisors and (in the case of the Lenders) to actual or prospective assignees and

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

     participants, in each case to the extent that the Administrative Agent, any Lender or the Borrower deems necessary or appropriate,

          (iv) as required by any law, rule or regulation or judicial process and

          (v) as requested by any state, federal or foreign regulatory authority.

A reasonable period of time prior to making any disclosure with respect to such terms and transactions that is permitted under clause (iv) or (v) of the preceding sentence, the party proposing, or whose Affiliate is proposing, to make such disclosure will consult with the other party concerning the need for and scope of any such disclosure.

     Section 12.11.  Consent to Jurisdiction.  The Borrower irrevocably
                     -----------------------

          (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or in such Federal court;

          (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

          (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in (S) 12.02; and

          (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this (S)12.11 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

     Section 12.12.  Matters Relating to the Collateral Agent.  (a)  The
                     ----------------------------------------
Borrower will pay the Collateral Agent a fee in an amount, computed as provided and payable at the times separately agreed to by the Collateral Agent and the Borrower. In addition, the Borrower will pay on demand all costs and expenses of the Collateral Agent (including allocated costs and

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

reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Intercreditor Agreement, the Borrower Security Agreement, the Parent Pledge Agreement, the Mortgages and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent.

     Section 12.13.  Amendments, etc. to Intercreditor Agreement.  Neither the
                     -------------------------------------------
Administrative Agent nor the Lenders shall consent to any amendment or modification of, supplement to, replacement of or substitution for the Intercreditor Agreement unless either

          (a) the Borrower shall have consented thereto in writing, or

          (b) at the time at which such amendment, modification or waiver is entered into a Default, or any event that, with the passage of time or giving of notice or both would constitute an event of default under any other Permitted Loan Agreement, shall have occurred and be continuing.

     Section 12.14.  Waiver of Jury Trial.  Each of the Borrower, the
                     --------------------
Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                              OMNIPOINT COMMUNICATIONS INC.



                              By /s/ Harry Plonskier
                                 ------------------------------
                                 Title: Vice President, Finance


                              ERICSSON INC., as Administrative Agent
                              -------------
                              and a Lender
Tranche A Advance Commitment:
----------------------------
*


-------------
* Confidential information has been omitted and filed separately with the Commission.

Tranche B and C Advance       By /s/ Joseph Hagan
-----------------------          ------------------------------
Commitment:  *                   Title: Chief Financial Officer
----------

Domestic Lending Office and LIBOR
---------------------------------
Lending Office:
--------------
740 East Campbell Road
Richardson, Texas  75081
Attn:  Vice President-Finance
(fax no. (214) 952-0432)

A copy of any notice delivered pursuant to
(S)12.02 should be delivered to the address set forth above to the attention of the Vice President-General Counsel
(fax no. (214) 907-7553)


-------------------
* Confidential information has been omitted and filed separately with the Commission.

                                      105